Exhibit 10.5

EXECUTION COPY

SUBJECT TO CONFIDENTIALITY AGREEMENT

ACQUISITION AGREEMENT

By and Among

NEXTWAVE TELECOM INC.,

CELLCO PARTNERSHIP D/B/A

VERIZON WIRELESS

and

VZW CORP.

Dated as of November 4, 2004

TABLE OF CONTENTS

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TABLE OF CONTENTS
(continued)
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Exhibit A - FCC Licenses
Exhibit B - Escrow Agreement
Exhibit C - Plan Term Sheet
Exhibit D - Acquisition Approval Order
Exhibit E - FCC Matters Opinion

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ACQUISITION AGREEMENT

THIS ACQUISITION AGREEMENT (this “Agreement”) is made as of November 4, 2004 by and among NextWave Telecom Inc., a Delaware corporation (the “Company”), Cellco Partnership D/B/A Verizon Wireless, a Delaware general partnership (the “Parent”) and VZW Corp., a Delaware corporation and wholly-owned subsidiary of Parent (the “Acquiror”). References to this Agreement herein shall include each of the Exhibits and Schedules attached hereto. Capitalized terms used, but not otherwise defined herein shall have the respective meanings ascribed to such terms in Section 10.6.

WHEREAS, the Company and the Debtor Subsidiaries have commenced the Bankruptcy Case currently pending in the Bankruptcy Court jointly administered under Case No. 98-B21529(ASH);

WHEREAS, the Company and the Debtor Subsidiaries intend to propose a Third Joint Plan of Reorganization (the “Bankruptcy Plan”) substantially in conformity with the Plan Term Sheet annexed to this Agreement as Exhibit C (the “Plan Term Sheet”) pursuant to which (i) holders of Claims will be paid in full, (ii) the United States Federal Communications Commission (“FCC”) licenses set forth on Exhibit A attached hereto (the “FCC Licenses”) will continue to be held by NextWave Personal Communications Inc. (“NPCI”) and NextWave Power Partners Inc. (“NPPI”) (NPCI and NPPI, together with NextWave Partners Inc. (“NPI”), the sole shareholder of NPPI, are collectively referred to as the “License Subsidiaries” and, individually, a “License Subsidiary”), (iii) all other assets of the Company will be transferred to a newly formed wholly owned subsidiary of the Company (“Opco”) and all direct and indirect Liabilities of the Company will be assigned to and assumed by Opco, (iv) the equity interests of the Company (the “Company Equity Interests”) will be cancelled and the holders thereof will receive the treatment specified in the Plan Term Sheet, and (v) the Company will be reorganized (the “Reorganized Company”) and continue its business as a wholly-owned subsidiary of the Acquiror;

WHEREAS, the Acquiror desires to acquire the FCC Licenses by acquiring all of the capital stock of the Reorganized Company (the “Shares”); and

WHEREAS, to implement such acquisition, the Acquiror desires to purchase from the Company, and, in connection with the consummation of the Bankruptcy Plan, the Company desires to sell to the Acquiror, upon the terms and subject to the conditions set forth herein, the Shares.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF SHARES

Section 1.1 Purchase and Sale. Upon the terms and subject to the conditions set forth herein and in accordance with the Bankruptcy Plan, at the Closing (as defined herein) the Company shall sell to the Acquiror, and the Acquiror shall purchase from the Company, the Shares.

Section 1.2 The Purchase Price. The aggregate purchase price for the Shares shall be $3,000,000,000 (the “Purchase Price”). At the Closing, the Acquiror shall (i) deliver or cause to be delivered to the Company an amount of cash (the “Closing Cash”) equal to the Purchase Price minus an amount equal to the sum of (A) the Section 3 Payment (as defined herein) and (B) $165,000,000 (as such amount may be adjusted pursuant to Section 7.2(j), (ii) deliver or cause to be delivered to the FCC the Section 3 Payment and (iii) deliver or cause to be delivered to the Escrow Agent an amount in cash equal to the amount determined pursuant to clause (i)(B) above (as increased by any net return earned thereon and as reduced by any payments therefrom made pursuant to the Escrow Agreement, the “Escrow Amount”) to be held by the Escrow Agent in accordance with the terms and conditions of an escrow agreement substantially in the form attached as Exhibit B hereto (the “Escrow Agreement”). The cash payments referred to in clauses (i), (ii) and (iii) of the preceding sentence shall be made by wire transfer of immediately available funds to accounts designated by the Company, the FCC and the Escrow Agent, respectively. The Company shall designate its account, and shall use commercially reasonable efforts to cause the FCC and the Escrow Agent to designate their respective accounts, at least three (3) Business Days prior to the Closing Date.

ARTICLE II

THE CLOSING

Section 2.1 The Closing. The closing of the purchase and sale of the Shares hereunder and the consummation of the Bankruptcy Plan (collectively, the “Closing”) shall take place at the offices of Well, Gotshal & Manges LLP, at a date (the “Closing Date”) and time to be mutually agreed upon by the Company and the Acquiror, which shall be at least three (3) but no more than five (5) Business Days following the satisfaction or waiver by the Parent, the Acquiror or the Company, as appropriate, of all of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions).

Section 2.2 Deliveries. At the Closing, the Company shall deliver to the Acquiror, (1) certificates representing the Shares being purchased by the Acquiror and registered in the name of the Acquiror or its permitted corporate nominee or designee (the “Corporate Nominee”) in such amounts as the Acquiror shall specify to the Company at least three (3) Business Days prior to the Closing Date, and (ii) the documents and certificates required to be delivered pursuant to Section 7.2 hereof. Delivery of such certificates to the Acquiror shall be made against receipt by the Company, the FCC and the Escrow Agent, respectively, of the Closing Cash, the Section 3 Payment and the Escrow Amount. At the Closing, in addition to the delivery by the Acquiror of the Closing Cash, the Section 3 Payment and the Escrow Amount as specified in the immediately preceding sentence, the Acquiror and Parent shall deliver to the Company the documents and certificates required to be delivered pursuant to Section 7.3.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as specifically set forth in the disclosure schedule prepared and signed by the Company and delivered to the Parent concurrently with the execution of this Agreement (the “Disclosure Schedule”), the Company represents and warrants to each of the Parent and the Acquiror that all of the statements contained in this Article III are true and complete as of the date of this Agreement (or, if made as of a specified date, as of such date). Each exception set forth in the Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to, a specific individual Section and, except as otherwise specifically stated with respect to such exception, relates to such Section.

Section 3.1 Organization; License Subsidiaries.

(a) The Company and each License Subsidiary are each corporations duly organized, validly existing and in good standing under the Laws of the State of Delaware and have the requisite corporate power and corporate authority to carry on their respective businesses as they are now being conducted. Each of the Company and each License Subsidiary is duly qualified and licensed as a foreign corporation to do business and is in good standing (and has paid all relevant franchise or analogous taxes) in each jurisdiction where the character of its assets owned or held under lease or the nature of its business makes such qualification necessary except where the failure to be so licensed or in good standing (or to pay such relevant franchise or analogous taxes) would not individually or in the aggregate (a) materially impair or otherwise materially and adversely affect any License Subsidiary’s interest in and right to control and operate its respective FCC Licenses free and clear of Liens or (b) materially delay or materially impair the Company’s ability to consummate the transactions contemplated by this Agreement.

(b) (i) The Company owns, either directly or indirectly through one or more License Subsidiaries, all of the capital stock and other equity interests of the License Subsidiaries free and clear of all Liens, and (ii) there are no outstanding subscription rights, options, warrants, convertible or exchangeable securities or other rights of any character whatsoever relating to issued or unissued capital stock or other equity interests of any License Subsidiary, or any Commitments of any character whatsoever relating to issued or unissued capital stock or other equity interests of any License Subsidiary or pursuant to which any License Subsidiary is or may become bound to issue or grant additional shares of its capital stock or other equity interests or related subscription rights, options, warrants, convertible or exchangeable securities or other rights, or, to grant preemptive rights.

(c) Since the date of their formation, none of the License Subsidiaries has conducted any business activities, other than (i) directly or, in the case of NPI, indirectly, holding the FCC Licenses and making regulatory filings in connection therewith, or (ii) in connection with the transactions contemplated by this Agreement. No License Subsidiary is a party to, or a guarantor of, any Commitment, owns or leases any assets, employs any Person, possesses any permits, licenses or franchises or is subject to any Lien. As of the Closing, after giving effect to the Bankruptcy Plan, none of the License Subsidiaries will (i) have any asset of any type or kind whatsoever, other than (A) in the case of each of NPPI and NPCI, the FCC Licenses, (B) in the case of NPI, the outstanding capital stock of NPPI, and (C) the right to indemnification pursuant to Section 5.7, (ii) conduct any business other than (A) holding the FCC Licenses and making regulatory filings in connection therewith or (B) in connection with the transactions contemplated by this Agreement, or (iii) be subject to any Liability.

(d) Since the date of its formation, the Company has operated as a holding company, has not conducted any business activities except through its subsidiaries other than in connection with the transactions contemplated by this Agreement. The Company is not a party to, or guarantor of, any Commitment, and does not own or lease any assets, employ any Person, possess any permits, licenses or franchises and is subject to no Lien. As of the Closing, after giving effect to the Bankruptcy Plan, the Company will (i) own no assets, other than the stock of NPCI and NPI and the right to indemnification pursuant to Section 5.7, (ii) conduct no business other than (A) holding the stock of NPCI and NPI or (B) in connection with the transactions contemplated by this Agreement and (iii) be subject to no Liabilities.

Section 3.2 Due Authorization. Subject to the entry of the Acquisition Approval Order, the Company has all corporate right, corporate power and corporate authority to enter into this Agreement and each of the Transaction Documents to which it is a party, and to consummate the transactions contemplated hereby and thereby, subject in the case of the purchase and sale of the Shares, to the entry of the Confirmation Order. Upon the entry of the Acquisition Approval Order, the execution and delivery by the Company of this Agreement and each of the Transaction Documents to which it is a party, and, upon the entry of the Acquisition Approval Order and the Confirmation Order, the issuance, sale and delivery of the Shares by the Company and the compliance by the Company with each of the provisions of this Agreement and each of the Transaction Documents to which it is a party will (a) be within the corporate power and authority of the Company, and (b) have been duly authorized by all requisite corporate action of the Company. This Agreement has been, and each of the Transaction Documents to which the Company is a party when executed and delivered by the Company will be, duly and validly executed and delivered by the Company, and this Agreement constitutes, and each of such Transaction Documents when executed and delivered by the Company (and assuming this Agreement constitutes and each such Transaction Document will constitute, a valid and binding obligation of the Parent and Acquiror, as applicable) will constitute, a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, from and after entry of the Acquisition Approval Order, except as such enforcement is limited by bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and limitations imposed by general principles of equity.

Section 3.3 Capitalization.

(a) Section 3.3(a) of the Disclosure Schedule contains a complete and accurate description of the equity capitalization of the Company as of the date hereof including all Company Equity Interests.

(b) Except for Claims and Interests to be fully discharged pursuant to the Bankruptcy Plan and the rights created pursuant to this Agreement and the Transaction Documents, there are no outstanding subscription rights, options, warrants, convertible or exchangeable securities, Commitments or other rights of any character whatsoever to which the Company is a party relating to issued or unissued capital stock of the Company, or pursuant to which the Company is or may become bound to issue or grant additional shares of its capital stock or related subscription rights, options, warrants, convertible or exchangeable securities or other rights, or to grant preemptive rights. Except for Claims and Interests to be fully discharged pursuant to the Bankruptcy Plan (i) the Company has not agreed to, register any securities under the Securities Act or under any state securities Law and has not granted or agreed to grant registration rights to any Person and (ii) there are no claims relating to the registration of any capital stock of the Company under the Securities Act or under any state securities Law. There are no voting trusts, stockholders agreements, proxies or other Commitments or understandings in effect to which the Company is a party with respect to the voting or transfer of any of the outstanding shares of Company Equity Interests.

(c) As of the Closing, after giving effect to the Bankruptcy Plan and the transactions contemplated by this Agreement (and assuming they are effected as contemplated hereby and thereby), the authorized capital stock of the Reorganized Company shall consist solely of the Shares.

Section 3.4 Financial Statements. The audited consolidated and unaudited consolidating financial statements of the Company for the years ended December 31, 2001 and 2002, and the unaudited consolidated and consolidating financial statements for the year ended December 31, 2003 and the interim period ended June 30, 2004 (including any related schedules and/or notes) included in Section 3.4 of the Disclosure Schedule, comply in all material respects with applicable accounting requirements then applicable to such financial statements, and have been prepared in accordance with United States generally accepted accounting principles in effect as of such respective dates (“GAAP”) consistently followed throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in accordance with GAAP the consolidated or consolidating, as the case may be, financial condition, results of operations, cash flows and changes in stockholders’ equity of the Company and its subsidiaries as of the respective dates thereof and for the respective periods then ended (in each case subject, as to interim statements, to the absence of footnotes and subject to changes resulting from year-end adjustments).

Section 3.5 Litigation.

(a) There is no claim, action, suit, proceeding or, to the Knowledge of the Company, investigation of any kind or nature whatsoever (“Litigation”) pending or, to the Knowledge of the Company, threatened against the Company or any of the License Subsidiaries or involving any of their respective properties or assets by or before any court, arbitrator or other Governmental Entity which (x) as of the date hereof, in any manner challenges or seeks to prevent, enjoin, materially impair the Company’s ability to consummate or materially delay the transactions contemplated by this Agreement or any of the Transaction Documents or (y) if resolved adversely to the Company or a License Subsidiary would have a Material Adverse Effect. There is no judgment, decree, injunction, rule, or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company or any of the License Subsidiaries.

(b) Neither the Company nor any of the License Subsidiaries is in default under or in breach of any order, judgment or decree of any court, arbitrator or other Governmental Entity, and neither the Company nor any of its subsidiaries is a party or subject to any order, judgment or decree of any court, arbitrator or other Governmental Entity, except where such default, breach, order, judgment or decree would not (a) materially impair or otherwise materially and adversely affect any License Subsidiary’s interest in and right to control and operate its respective FCC Licenses free and clear of Liens or (b) materially delay or materially impair the Company’s ability to consummate the transactions contemplated by this Agreement.

Section 3.6 Consents and Approvals. No consent, approval, authorization of, declaration, filing, or registration with, any Governmental Entity, and no consent of any other third party under any agreement or other instrument to which the Company or any of its subsidiaries is a party or pursuant to which the Company or any of the License Subsidiaries or any of their respective assets or properties is subject (the “Third Party Consents”), is required to be made or obtained by the Company or any of its subsidiaries in connection with the execution, delivery, and performance of this Agreement or any of the Transaction Documents, except for (i) the Regulatory Approvals, (ii) approval of the Disclosure Statement by the Bankruptcy Court, (iii) the Required Consents, (iv) the Confirmation Order, and (v) the Acquisition Approval Order (the consents and approvals described in the foregoing clauses (i) through (v) are hereinafter referred to collectively as the “Governmental Requirements”).

Section 3.7 No Violations. Neither the execution or delivery or, subject to obtaining the Third Party Consents and the Governmental Requirements, performance by the Company of this Agreement or any of the Transaction Documents to which the Company is a party nor the consummation of the Bankruptcy Plan will: (a) conflict with, or result in a breach or a violation of, any provision of the certificate of incorporation or bylaws or other organizational documents of the Company or any of the License Subsidiaries, or (b) constitute, with or without notice or the passage of time or both, a breach, violation or default, create a Lien, other than Permitted Encumbrances, or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under (i) any Law or (ii) any provision of any agreement or other instrument to which the Company or any of the License Subsidiaries is a party or pursuant to which the Company or any of the License Subsidiaries or any of their respective assets or properties is subject, except in the cases of clause (i) and (ii) above, for such breaches, violations, defaults, Liens, terminations, modifications, cancellations, prepayments, suspensions, limitations, revocations or accelerations which, individually or in the aggregate, would not (A) materially impair or otherwise materially and adversely affect any License Subsidiary’s interest in and right to control and operate its respective FCC Licenses free and clear of Liens or (B) materially delay or materially impair the Company’s ability to consummate the transactions contemplated by this Agreement.

Section 3.8 Licenses.

(a) Exhibit A sets forth, as of the date hereof, the following information regarding each FCC License: (i) the call sign of, and the radio frequencies covered by, such FCC License, (ii) the market number and market name assigned to such FCC License by the FCC, (iii) the grant and expiration date of such FCC License and (iv) the name of the licensee of the FCC License. All of the FCC Licenses are valid and in full force and effect and have been granted by the FCC. Neither the Company nor any License Subsidiary has pending applications for any license, authorization, permit or approval to construct and operate a PCS system. True and correct copies of the FCC Licenses, in effect as of the date hereof, are attached to Section 3.8(a) of the Disclosure Schedule. The applicable License Subsidiary is the sole owner of each FCC License as set forth on Exhibit A and no other party has any ownership interest, option or similar right to acquire an ownership interest in any FCC License. As of the date hereof, no party, other than the Company, the License Subsidiaries and the Excluded Entities (but only to the extent of their network operations utilizing spectrum encompassed within FCC Licenses owned by the License Subsidiaries), has any right to use any of the spectrum covered by each such FCC License and, after giving effect to the Bankruptcy Plan, no party, other than the Company and the License Subsidiaries, will have any right to use any of the spectrum covered by each such FCC License.

(b) Other than the FCC Licenses, neither the Company nor any License Subsidiary requires any state, local or federal permits, licenses, franchises, variances, exemptions, orders, operating rights or other state, local or federal governmental authorizations, consents or approvals to conduct their business as presently conducted.

(c) The Company and each License Subsidiary have performed as of the date of this Agreement, and will have performed as of the Closing Date, all of their respective obligations required to have been performed under the FCC Licenses as of such dates, except for obligations the non-performance of which will not, and would not reasonably be expected to, (i) materially impair or otherwise adversely affect any License Subsidiary’s interest in and right to control and operate its respective FCC Licenses free and clear of all Liens or (ii) materially delay or materially impair the Company’s ability to consummate the transactions contemplated by this Agreement. No event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, will, or would reasonably be expected to, constitute a breach or default under the FCC Licenses which permits or, after notice or lapse of time or both, will, or would reasonably be expected to, permit revocation, cancellation, suspension or adverse modification of the FCC Licenses, or which might adversely affect the rights of the Company or any License Subsidiary under the FCC Licenses, except for such events, conditions, breaches or defaults the occurrence of which will not, and would not reasonably be expected to, (x) materially impair or otherwise materially and adversely affect the License Subsidiary’s interest in and right to control and operate its respective FCC Licenses free and clear of all Liens or (y) materially delay or materially impair the Company’s ability to consummate the transactions contemplated by this Agreement. Subject to obtaining the Governmental Requirements, the FCC Licenses will, after giving effect to the transactions contemplated by this Agreement, continue in full force and effect without the consent, approval, or act of, or the making of any filing with, any Governmental Entity.

(d) Except for the Bankruptcy Case and for rule making or similar proceedings of general applicability to Persons engaged in substantially the same business as that conducted by the Company and the License Subsidiaries, (i) there are no judicial or administrative claims, actions, suits, demands, proceedings or to the Knowledge of the Company investigations pending or, to the Knowledge of the Company, threatened against the Company or any Affiliate thereof relating to the FCC Licenses in, before or by any Governmental Entity, (ii) there is no judgment, decree or injunction outstanding against the Company or any Affiliate thereof relating to or involving the Licenses, (iii) there is no rule or order outstanding against the Company or any Affiliate thereof relating to or involving the FCC Licenses that will, or would reasonably be expected to, (x) materially impair or otherwise materially and adversely affect any License Subsidiary’s interest in and right to control and operate its respective FCC Licenses free and clear of all Liens, or (y) create any Liens that will not be released pursuant to the Bankruptcy Plan and (iv) there are no unsatisfied judgments against the Company or any Affiliate thereof with respect to the FCC Licenses.

(e) The Company and each License Subsidiary is qualified under the FCC’s rules and the Communications Act to hold and convey the FCC Licenses. To the Knowledge of the Company, there are no facts or circumstances relating to the FCC qualifications of the Company or any of its Affiliates that would prevent or materially delay the FCC’s grant of any FCC Form 603 (or other appropriate form) application under FCC rules and the Communications Act.

(f) The Company or a License Subsidiary has submitted to the FCC, on Form 601, a timely notification of the satisfaction of the five-year construction benchmark applicable to each of the FCC Licenses as mandated by 47 C.F.R. § 24.203 and the FCC has granted such notification. The factual assertions of the Company or such License Subsidiary in such Form 601 are true and correct in all material respects. The file number and grant date for each such applicable benchmark notification is specified in Exhibit A.

(g) Neither the Company nor any License Subsidiary has any pending E-911 Phase I or Phase II “deployment requests” pursuant to 47 C.F.R. § 20.18 of the FCC’s rules.

(h) The Company and/or the relevant License Subsidiary validly holds and has the sole right to control and operate the FCC Licenses, free and clear of all Liens. Under the FCC’s rules, and as memorialized in the Global Resolution Agreement, there are no unjust enrichment obligations associated with the FCC Licenses.

(i) The Company and each of its Affiliates that is party to the Global Resolution Agreement has fully complied with all of its obligations pursuant to the Global Resolution Agreement that are required to be complied with prior to the date of this Agreement.

Section 3.9 Compliance with Laws. Except for Laws relating to the FCC Licenses, which are covered by Section 3.8, the Company and the License Subsidiaries are in compliance with all Laws in all material respects, except where the failure to comply would not individually or in the aggregate (a) impair or otherwise adversely affect any License Subsidiary’s interest in and right to control and operate its respective FCC Licenses free and clear of Liens or (b) materially delay or impair the Company’s ability to consummate the transactions contemplated by this Agreement, and neither the Company nor any License Subsidiary has received any written notice of any alleged violation of Laws.

Section 3.10 Financial Advisory, Legal and Other Fees. No agent, broker, accounting firm, investment bank, other financial advisor, commercial bank, other financial institution, law firm, public relations firm or any other Person is or will be entitled to any fee, commission, expense or other amount from the Company or any of the License Subsidiaries in connection with any of the transactions contemplated by this Agreement or the Transaction Documents based upon arrangements made by or on behalf of the Company or any of the License Subsidiaries, other than any such fee, commission, expense or other amount that (a) will be, or has been, paid by the Estates or (b) will be assumed by Opco prior to the Closing.

Section 3.11 ERISA Compliance. Neither the Company nor any License Subsidiary maintains, contributes to or is required to maintain or contribute to any Employee Plans.

Section 3.12 Taxes.

(a) The Company and each License Subsidiary have timely filed (or there have been filed on their behalf) all Tax Returns required to be filed by them under applicable Law, and all such Tax Returns were and are true, complete and correct in all respects. All Taxes due and payable by the Company have been timely paid.

(b) There are no Tax Liens upon the assets of the Company except for Permitted Encumbrances.

(c) The Company has complied in all material respects with the provisions of the Code relating to the withholding of Taxes, as well as similar provisions under any other Laws, and have, within the time and in the manner prescribed by Law, withheld, collected and paid over to the proper governmental authorities all amounts required.

(d) No audits or other administrative proceedings or court proceedings are currently pending or, to the Knowledge of the Company, asserted with regard to any Taxes or Tax Returns of the Company.

(e) The Company has not received a written ruling of a taxing authority relating to Taxes or entered into a written and legally binding agreement relating to Taxes with any taxing authority.

(f) The Company has not requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

(g) The Company has not agreed to and is not required to make any adjustment pursuant to Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method of the Company, and there is no application pending with any taxing authority requesting permission for any changes in any accounting method of the Company. To the Knowledge of the Company, the IRS has not proposed any such adjustment or change in accounting method.

(h) The Company does not have any liability for Taxes of any Person other than the License Subsidiaries (i) under Treasury Reg. Section 1.1502-6 (or any similar provision of state, local or foreign Law), (ii) by contract, or (iii) otherwise.

(i) The Company does not have, nor has it ever had, any income which is includable in computing the taxable income of a United States person (as determined under Section 7701 of the Code) under Section 951 of the Code. None of the Subsidiaries are or have ever been a “passive foreign investment company” within the meaning of Section 1297 of the Code. The Company is not and never has been a “personal holding company” within the meaning of Section 542 of the Code. There are no gain recognition agreements, within the meaning of Treasury Reg. 1.367(a)-8 or any predecessor provision, between the Company, on one hand, and a stockholder of the Company, on the other. There is no pending or threatened action, proceeding or investigation by any taxing authority for assessment or collection of Taxes with respect to the Company in any jurisdiction where the Company has not filed a Tax Return.

(j) Each License Subsidiary which is a partnership, joint venture or limited liability company has been treated since its formation, and continues to be treated for federal income tax purposes, as a partnership or as a disregarded entity, and not as a corporation or as an association taxable as a corporation.

(k) For purposes of this Section 3.12, all representations and warranties with respect to the Company are deemed to include and to apply to each of the License Subsidiaries and predecessors (and the subsidiaries of such predecessors).

(l) No deficiencies for any Taxes have been proposed, asserted or assessed against the Company which have not been paid and there is no outstanding waiver of the statute of limitations with respect to any Taxes or Tax Returns of the Company.

(m) The Company does not have any intercompany items (as defined in Treas. Reg. 1.1502-13(b)(2)), any corresponding items (as defined in Treas. Reg. 1.1502-13(b)(3)) or any recomputed corresponding items (as defined in Treas. Reg. 1.1502-13(b)(4)).

(n) As used in this Agreement, (i) the term “Taxes” means (x) any federal, state, county, local or foreign taxes, charges, fees, levies or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any Governmental Entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes, (y) any liability for the payment of any amounts described in (x) as a result of being a member of an affiliated, consolidated, combined, unitary or other similar group or as a result of transferor or successor liability, and (z) any liability for the payment of any amounts as a result of being a party to any tax-allocation or tax-sharing agreement or as a result of any express or implied obligation to indemnify any other Person with respect to the payment of any amounts of the type described in clauses (x) and (y) and (ii) the term “Tax Return” means a report, return or other information required to be supplied to a governmental entity with respect to Taxes including, where permitted or required, combined or consolidated returns.

(o) All corporate records (including copies of returns, worksheets and any electronic documentation) pertaining to the preparation of Taxes for all periods that end prior to the Closing Date or include the Closing Date have been maintained in all material respects.

(p) The Company is a calendar year taxpayer for all relevant Tax purposes.

Section 3.13 Offering of Shares. Neither the Company nor any Person acting on its behalf has taken any action (including, without limitation, any offering of any securities of the Company under circumstances which would require, under the Securities Act, the integration of such offering with the offering, issuance and sale of the Shares) which might reasonably be expected to subject the offering, issuance or sale of the Shares to the registration requirements of Section 5 of the Securities Act.

Section 3.14 Limitation of Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT, THE TRANSACTION DOCUMENTS AND THE CERTIFICATES DELIVERED AT THE CLOSING PURSUANT TO SECTION 7.2, THE COMPANY IS NOT MAKING ANY OTHER REPRESENTATIONS OR WARRANTIES CONCERNING THE FCC LICENSES, THE COMPANY, THE LICENSE SUBSIDIARIES OR ANY OF THEIR RESPECTIVE AFFILIATES.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE ACQUIROR

Except as specifically set forth in the disclosure schedule prepared and signed by the Acquiror and delivered to the Company concurrently with the execution of this Agreement (the “Acquiror Disclosure Schedule”), each of the Parent and the Acquiror hereby jointly and severally represents and warrants to the Company that all of the statements contained in this Article IV are true and complete as of the date of this Agreement (or, if made as of a specified date, as of such date). Each exception set forth in the Acquiror Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to, a specific Section and, except as otherwise specifically stated with respect to such exception, relates to such Section.

Section 4.1 Investment.

(a) The Acquiror is, and the Parent indirectly is, acquiring the Shares for investment for its own account, and not with a view to any resale or distribution thereof in violation of the Securities Act. Each of the Parent and the Acquiror understand that the Shares have not been and will not be registered under the Securities Act or any state securities Laws by reason of specific exemptions therefrom which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of each of the Parent’s and the Acquiror’s representations as expressed herein.

(b) The Acquiror’s financial condition is such that it is in a position to hold the Shares for an indefinite period, bear the economic risks of the investment and withstand the complete loss of the investment. The Acquiror has extensive knowledge and experience in financial and business matters and has the capability to evaluate the merits and risks of such Shares. Each of the Parent and the Acquiror qualifies as (i) an “accredited investor” as such term is defined in Section 2(15) of the Securities Act and Regulation D promulgated thereunder or (ii) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

(c) The Acquiror (i) has had a complete opportunity to conduct a due diligence investigation concerning the Company’s business operations, financial affairs and prospects; (ii) has received all the information it considers necessary or appropriate for deciding whether to enter into the transactions contemplated by this Agreement and the Transaction Documents; and (iii) has, in conjunction with its legal counsel and other advisors, evaluated the risk factors inherent in an investment in the Shares.

Section 4.2 Rule 144. The Acquiror acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act and any applicable state securities Laws or unless exemptions from such registrations are available Each of the Parent and the Acquiror is aware of and familiar with the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions.

Section 4.3 Organization of the Parent and Acquiror. Each of the Parent and the Acquiror is duly organized and validly existing and (in the case of the Acquiror only) in good standing under the laws of the jurisdiction of its organization.

Section 4.4 Authority of the Parent and the Acquiror.

(a) Each of the Parent and the Acquiror has all right, power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party, to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof and thereof applicable to the Parent or the Acquiror, as the case may be.

(b) The execution, delivery and performance by each of the Parent and the Acquiror of this Agreement and each of the Transaction Documents to which it is a party, the compliance by each of the Parent and the Acquiror with each of the provisions of this Agreement and each of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, are within the power and authority of each of the Parent and the Acquiror, have been duly authorized and approved by the requisite actions of each of the Parent and the Acquiror and do not require any further authorization or consent of either the Parent or the Acquiror or their respective beneficial owners. This Agreement is the legal, valid and binding agreement of each of the Parent and the Acquiror, enforceable against the Parent and the Acquiror in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws from time to time affecting the enforcement of creditors’ rights generally.

Section 4.5 Non-Contravention. The execution, delivery and performance by each of the Parent and the Acquiror of this Agreement and the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, will not (a) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under any agreement, instrument, franchise, license or permit to which the Parent or the Acquiror is a party or by which any of their respective properties or assets may be bound or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body applicable to the Parent or the Acquiror or any of their respective properties or assets, other than such breaches, defaults or violations that have not, and are not reasonably expected to, materially delay or materially impair the ability of either the Parent or the Acquiror to consummate the transactions contemplated by this Agreement and the Transaction Documents to which it is a party. The execution, delivery and performance by each of the Parent and the Acquiror of this Agreement and the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, do not and will not violate or conflict with any provision of the organizational documents of either the Parent or the Acquiror.

Section 4.6 FCC Status.

(a) Each of the Acquiror and Parent holds or controls all FCC licenses necessary to the lawful operation of its business and has the requisite FCC qualifications to hold or control such FCC licenses except as would not be reasonably likely to materially delay or materially impair the Parent’s or the Acquiror’s ability to consummate the transactions contemplated by this Agreement.

(b) There is no pending or threatened application, petition, objection or other pleading with the FCC or other Governmental Entity challenging the FCC qualifications of either the Parent or the Acquiror to hold any of its FCC licenses, except for rulemaking or similar proceedings of general applicability to persons engaged in substantially the same business as that conducted by the Parent or the Acquiror and except as would not be reasonably likely to materially delay or materially impair the Parent’s or the Acquiror’s ability to consummate the transactions contemplated by this Agreement.

(c) The Parent is, and on the Closing Date the Acquiror will be, qualified under FCC rules and the Communications Act to control the Reorganized Company.

(d) To the Knowledge of each of the Parent and the Acquiror, there are no facts or circumstances relating to the FCC qualifications of either the Parent or the Acquiror that would prevent or materially delay the FCC’s grant of any FCC Form 603 (or other appropriate form) application contemplated by this Agreement under FCC rules and the Communications Act.

Section 4.7 Brokers and Finders. No agent, broker, investment banker, other financial advisor or other Person engaged by or on behalf of the Parent or the Acquiror is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement or the Transaction Documents.

Section 4.8 Litigation. There is no Litigation pending or, to the Knowledge of the Parent and the Acquiror, threatened against either the Parent or the Acquiror or involving any of their respective properties or assets by or before any court, arbitrator or other Governmental Entity which (i) as of the date hereof, in any manner challenges or seeks to prevent, enjoin, materially impair the Acquiror’s or Parent’s ability to consummate, or materially delay the transactions contemplated by this Agreement or any of the Transaction Documents or (ii) if resolved adversely to either the Parent or the Acquiror would reasonably be expected to have a material adverse effect on the ability of the Parent or the Acquiror to fulfill its obligations under this Agreement and the Transaction Documents. There is no judgment, decree, injunction, rule, or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against either the Parent or the Acquiror that could reasonably be expected to have a material adverse effect on the ability of either the Parent or the Acquiror to fulfill its obligations under this Agreement and the Transaction Documents. Neither the Parent nor the Acquiror is in default under or in breach of any order, judgment or decree of any court, arbitrator or other Governmental Entity which would have a material adverse effect on the ability of either the Parent or the Acquiror to fulfill its obligations under this Agreement and the Transaction Documents.

Section 4.9 Consents and Approvals. No consent, approval, authorization of, declaration, filing, or registration with, any Governmental Entity is required to be made or obtained by either the Parent or the Acquiror in connection with the execution, delivery, and performance of this Agreement or any of the Transaction Documents, except for the Governmental Requirements.

Section 4.10 Sufficient Available Funds. The Acquiror (or its assignees) will have available on the Closing Date funds sufficient to pay the Purchase Price for the Shares.

ARTICLE V

COVENANTS OF THE COMPANY

The Company hereby covenants with the Parent and the Acquiror as follows:

Section 5.1 Conduct of Business Pending the Closing.

(a) Except as otherwise provided herein or as described in the Plan Term Sheet, from and after the date hereof, the Company shall, and shall cause each of the License Subsidiaries and each of the Company’s other Affiliates to, conduct its operations relating to the FCC Licenses in the ordinary course, consistent with past practice. Subject to the foregoing, and except as otherwise provided herein, the Company shall, and shall cause each of the License Subsidiaries and each of the Company’s other Affiliates to, use its reasonable commercial efforts to preserve the FCC Licenses intact. The Company shall cause each of the License Subsidiaries to maintain its right and interest in the FCC Licenses that it holds. The Company shall and shall cause each of the License Subsidiaries and each of the Company’s other Affiliates to, maintain the validity of the FCC Licenses. The Company shall not, and shall cause each of the License Subsidiaries not to, engage in any action or omit to take any action which would be reasonably likely to result in a material adverse effect on the FCC Licenses. The Company shall, and shall cause each of the License Subsidiaries and each of the Company’s other Affiliates to, use their respective commercially reasonable efforts to comply in all material respects with all Laws. The Company shall promptly provide the Acquiror and Parent with copies of all applications and other correspondence of the Company, any of the License Subsidiaries or any of the Company’s other Affiliates to the FCC and any notices, orders or correspondence received by the Company, any of the License Subsidiaries or any of the Company’s other Affiliates from the FCC with respect to the FCC Licenses.

(b) Except (v) for any actions taken by the Company or any of the License Subsidiaries to create Opco and to conduct the business of the Excluded Entities provided that such actions have no effect on the FCC Licenses or the transactions contemplated by this Agreement or Taxes or Tax attributes and provided further that Opco assumes any Liability incurred in connection with such actions, (w) as set forth in Section 5.1(b) of the Disclosure Schedule, (x) as otherwise expressly contemplated by this Agreement, the Plan Term Sheet or any of the Transaction Documents, (y) as consented to by the Acquiror in writing (such consent not to be unreasonably withheld or delayed) or (z) as required by the Bankruptcy Code or other applicable Laws, during the period from the date of this Agreement through and including the Closing Date, the Company shall not, and shall not permit any of the License Subsidiaries to:

(i) (a) declare, set aside or pay any dividends (payable in cash, stock, property or otherwise) on, make any other distributions in respect of, or enter into any agreement with respect to the voting of, any of its capital stock (other than intercompany transfers of cash in the ordinary course of business), (b) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (c) purchase, redeem or otherwise acquire any capital stock in the Company or any of the License Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

(ii) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any of its shares of capital stock or other equity interest or any other voting securities or any securities convertible into, exercisable for or exchangeable with, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than the issuance of shares of Series B Common Stock upon the exercise or conversion, as the case may be, of Options, Warrants or the outstanding debt of the Company or any of the Debtor Subsidiaries convertible into shares of Series B Common Stock, in each case outstanding on the date hereof and in accordance with their terms on the date hereof all of which will be cancelled at the Closing);

(iii) amend its charter, bylaws or other comparable organizational documents or amend or waive any provisions of the Transaction Documents;

(iv) acquire any “business”, as defined in Rule 3-05(a)(2) of Regulation S-X (whether by merger, consolidation, purchase of assets or otherwise) or acquire any material equity interest in any Person not an Affiliate (whether through a purchase of stock, establishment of a joint venture or otherwise);

(v) (a) sell, exchange or license or otherwise dispose of any of the FCC Licenses (including any spectrum associated with a particular frequency block), (b) enter into any new joint ventures or similar projects, (c) enter into any new development projects, or (d) enter into any (i) new leases or other agreements or understandings or (ii) amendments to any existing leases, agreements or understandings;

(vi) change its methods of accounting, except as required by changes in GAAP; or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable years ended December 31, 2003, except for future amendments of those Tax Returns to correct immaterial mistakes or as required by changes in Law or regulation or as may be required in connection with the Bankruptcy Case;

(vii) effect any settlement or compromise of any pending or threatened proceeding in respect of which the Company or any of the License Subsidiaries is or could have been a party, unless such individual settlement (a) includes an unconditional written release of the Company and the License Subsidiaries, in form and substance reasonably satisfactory to the Acquiror, from all liability on claims that are the subject matter of such proceeding, and (b) does not include any statement as to any admission of fault, culpability or failure to act by or on behalf of the Company and the License Subsidiaries;

(viii) (a) incur any additional indebtedness, or (b) make any loans, advances or capital contributions to, or investments in, any Person (other than intercompany transfers of cash in the ordinary course of business);

(ix) (a) terminate the employment of any executive officer of the Company other than for cause, (b) enter into any new employment agreement with any existing director or executive officer, (c) grant to any current or former director or executive officer of the Company or the License Subsidiaries any increase in compensation, bonus or other benefits (other than increases in base salary in the ordinary course of business consistent with past practice or arising due to a promotion or other change in status and consistent with generally applicable compensation practices), (d) grant to any such current or former director, executive officer or other employee any increase in severance or termination pay, or (e) amend, adopt or terminate any employment, deferred compensation, severance, termination or indemnification agreement with any such current or former director, executive officer or employee;

(x) enter into any new agreement which has a non-competition, geographical restriction or similar covenant or amend any existing agreement to add in a manner adverse to the Parent or Acquiror a non-competition, geographical restriction or similar covenant;

(xi) incur any Liabilities, other than in the ordinary course, consistent with past practice (it being understood that to the extent incurred, Opco will assume such Liabilities prior to the Closing); or

(xii) agree to take, any of the foregoing actions.

(c) From and after the date hereof, the Company will use its commercially reasonable efforts and will cause each of the License Subsidiaries to use their commercially reasonable efforts not to enter into any new Commitments that relate to the business of any of the Excluded Entities, subject to Section 5.1(b)(x) above. From and after the date on which the Confirmation Order becomes a Final Order, neither the Company nor any License Subsidiary will own or lease any assets, employ any Person, possess any permits, licenses or franchises, incur any Liability or conduct any business other than (i) directly, or, in the case of the Company and NPI, indirectly, holding the FCC Licenses and making regulatory filings in connection therewith, (ii) in connection with the transactions contemplated by this Agreement, (iii) in the case of NPI, holding the outstanding capital stock of NPPI, or (iv) in the case of the Company, holding the stock of NPCI and NPI.

Section 5.2 Access to Information. The Company shall, and shall cause each of the License Subsidiaries and the Excluded Entities (in the case of the Excluded Entities, solely with respect to information related to Taxes and network operations on spectrum encompassed within the FCC Licenses) to, afford to the Parent and the Acquiror and to their respective officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours from the date hereof until the Closing to all the properties, books, contracts, commitments, personnel, reports and records of or relating to the Company, any of the License Subsidiaries or any of the Excluded Entities (in the case of the Excluded Entities, solely with respect to information related to Taxes and network operations on spectrum encompassed within the FCC Licenses) and during such period the Company shall, and shall cause each of the License Subsidiaries and the Excluded Entities (in the case of the Excluded Entities, solely with respect to information related to Taxes and network operations on spectrum encompassed within the FCC Licenses) to, furnish promptly to the Parent and the Acquiror, and to any other person that the Parent and the Acquiror may reasonably request (a) a copy of each report, schedule, disclosure statement and other document that relates in whole or in part to this Agreement, the FCC Licenses or the Acquiror or the Parent filed by it during such period in the Bankruptcy Case, (b) such operating reports, financial reporting packages and other operational and/or financial information sent to management or the Board of Directors or to the banks with whom the Company and the License Subsidiaries maintain credit facilities or lines of credit or to the Creditors’ Committee and (c) all other information concerning its business, properties and personnel as the Acquiror may reasonably request; provided, however, that nothing in this Section 5.2 or otherwise shall require the Company to furnish to the Acquiror or Parent (i) any materials prepared by the Company’s financial advisors or legal advisors with respect to an Alternative Proposal (as defined herein), (ii) access or information in violation of applicable Law or (iii) access or information relating to (A) any of the Excluded Entities to the extent that such information is not related to Taxes and does not relate to the FCC Licenses (including for these purposes network operations on spectrum encompassed within the FCC Licenses), this Agreement or the Transaction Documents or (B) to the extent that such information is not related to Taxes, the assets and liabilities of the Company or any of the License Subsidiaries to be assigned to or assumed by any of the Excluded Entities pursuant to the Bankruptcy Plan.

Section 5.3 No Solicitation of Alternative Proposals.

(a) Except as expressly permitted in writing by the Acquiror, from and after the date of this Agreement, the Company shall not authorize or permit any of the License Subsidiaries or any of the Company’s or the License Subsidiaries’ respective directors, officers, employees, representatives, agents and advisors (including any investment banker, other financial advisor, attorney, accountant or other representative retained by any of them) (all such parties, “Representatives”), directly or indirectly, including by cooperating with the Creditors’ Committee, to (i) solicit, initiate, or take any other action designed to solicit any proposal that constitutes, or would be reasonably expected to lead to, a proposal or offer for a transaction pursuant to a plan of reorganization, merger, consolidation, business combination, dissolution, recapitalization, transfer, exchange or issuance of shares, debt refinancing, sale of assets or similar transaction involving the Company, any of the License Subsidiaries or any of the FCC Licenses (collectively, an “Alternative Proposal”), (ii) participate in any substantive discussions or negotiations regarding any Alternative Proposal, except that discussions or negotiations may be held with, and non-public information provided to, the Creditors Committee concerning an Alternative Proposal, or (iii) enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Alternative Proposal. Upon execution of this Agreement, each of the Company and the License Subsidiaries shall immediately cease any existing activities, discussions or negotiations with any parties heretofore conducted with respect to any Alternative Proposal. Notwithstanding anything to the contrary that may be set forth in the foregoing, none of the Company or any of the License Subsidiaries or any of their respective Representatives will be precluded from providing information to, or discussing and negotiating with, any Person that has made, after the date hereof, an unsolicited bona fide Alternative Proposal in writing. In addition, none of the Company or any of the License Subsidiaries or any of their respective Representatives will be precluded from executing an agreement providing for an Alternative Proposal or recommending any such Alternative Proposal to the creditors and stockholders of the Company, if in the good faith determination of the Board of Directors (in consultation with its financial advisors) such Alternative Proposal, together with the value of any other net assets available for stakeholders, provides a higher value to the stakeholders of the Company than the sum of (a) Purchase Price and (b) the value of Opco and that the Board of Directors determines in good faith (after consultation with outside legal counsel) that it is advisable to authorize such actions in order to comply with its fiduciary duties or under the Bankruptcy Code. No Person considering making an Alternative Proposal shall be provided non-public information by the Company unless such Person has executed a confidentiality agreement with terms that are materially no less favorable to the Company than those contained in the Non-Disclosure Agreement between the Parent and the Company dated May 19, 1999 (the “Confidentiality Agreement”).

(b) The Company shall notify the Acquiror immediately (in no event later than 24 hours) after (i) receipt by the Company or a License Subsidiary of any written Alternative Proposal by any Person, or (ii) the delivery by the Company or the License Subsidiaries of any non-public information in connection with an Alternative Proposal or the granting of access by the Company or the License Subsidiaries to the properties, books or records of the Company or the License Subsidiaries by any Person that has made an Alternative Proposal. Such notice shall be in writing and shall indicate, to the extent not prohibited by the terms of any confidentiality agreement, the identity of the offeror and shall also indicate all the material terms and conditions of such proposal, inquiry or contract.

(c) Notwithstanding any other provision of this Agreement, the Company agrees that it will not nor will any License Subsidiary (i) enter into a definitive agreement relating to an Alternative Proposal unless such definitive agreement shall provide for an obligation by the Company to pay the Break-Up Payment at the time provided in Section 8.2(b) or (ii) consummate any Alternative Proposal unless concurrent with such consummation of the Break-Up Payment is paid to the Parent in accordance with Section 8.2(b).

Section 5.4 Use of Proceeds. The Closing Cash received by the Company shall be used by the Company in accordance with the Plan Term Sheet.

Section 5.5 Bankruptcy Plan.

(a) The Company shall, and shall cause each of the Debtor Subsidiaries to, use commercially reasonable efforts to restructure the capitalization of the Company and the License Subsidiaries pursuant to the Bankruptcy Plan in accordance with the Plan Term Sheet. In furtherance of and without limiting the generality of the foregoing, the Company shall, and shall cause each of the Debtor Subsidiaries to, (i) seek to obtain the Acquisition Approval Order as promptly as practicable but no later than twenty (20) Business Days following execution of this Agreement, (ii) file with the Bankruptcy Court the Bankruptcy Plan and a related Disclosure Statement as promptly as practicable but no later than fifteen (15) Business Days following the entry of the Acquisition Approval Order, and (iii) seek Bankruptcy Court approval of the Disclosure Statement, the Required Consents and the Confirmation Order as expeditiously as possible in light of all circumstances. The Acquiror shall have a reasonable opportunity to review and comment on the Bankruptcy Plan, the Disclosure Statement and the Confirmation Order prior to their being filed with the Bankruptcy Court and each of the Bankruptcy Plan, the Disclosure Statement and the Confirmation Order shall be in form and substance reasonably satisfactory to the Acquiror (it being understood that any provision of the Bankruptcy Plan or the Disclosure Statement that is set forth in the Plan Term Sheet or could not reasonably be expected to adversely affect or delay the transactions contemplated by this Agreement, including (A) the ability of the Company or any of the License Subsidiaries to obtain a discharge of Claims and Liabilities as contemplated by Section 7.2(g) or (B) any License Subsidiary’s interest in and right to control and operate its respective FCC Licenses free and clear of Liens, shall be deemed reasonably satisfactory to the Acquiror).

(b) As soon as reasonably practicable after the date hereof, the Company shall and shall cause each Debtor Subsidiary to, file a motion for approval of the Acquisition Approval Order. From and after the date hereof until the earlier of the termination of this Agreement and the Closing, the Company shall submit to Parent and the Acquiror for their reasonable review and comment all non-ministerial motions, orders, applications and supporting papers and notices prepared by the Company (including forms of orders and notices to interested parties) relating in whole or in part to (i) this Agreement, Parent or the Acquiror, (ii) the ability of the Company or any of the License Subsidiaries to obtain a discharge of Claims and Liabilities under the Bankruptcy Plan as contemplated by Section 7.2(g), viii) any License Subsidiary’s interest in and right to control and operate its respective FCC Licenses free and clear of Liens, or (iv) Taxes, in each case sufficiently prior to their being filed with the Bankruptcy Court or Governmental Entity to enable the Parent and the Acquiror and their advisors to adequately review and comment thereon.

(c) From and after the date hereof through the Closing Date, Parent and the Acquiror shall not take any action in the Bankruptcy Case, including the filing of a plan of reorganization or offer to purchase any assets of the Company or any of its Affiliates, without the prior written consent of the Company (although nothing herein shall prevent Parent and the Acquiror from asserting their rights or fulfilling their obligations under this Agreement).

Section 5.6 Releases. The Company shall use commercially reasonable efforts to ensure that the Confirmation Order shall provide, among other things, that the directors, officers, advisors, attorneys, investment bankers and agents of the Company, the Acquiror and their respective Affiliates, members, managers, shareholders, partners, representatives, employees, attorneys and agents are released from any and all Litigation related to the Company and the License Subsidiaries, their business, their governance, their securities disclosure practices, the purchase or sale of any of the Company’s equity or debt securities and all actions taken in connection with the Bankruptcy Plan and that directors and officers of the Company release the Company from their indemnity rights.

Section 5.7 Tax Matters.

(a) Tax Covenants. The Company hereby covenants and agrees that (i) the consolidated net operating loss (as defined in Treas. Reg. 1.1502-21(e), a “CNOL”) of the consolidated group of which the Company is the parent (the “Company Group”) for its taxable year commencing on January 1, 2005 and ending on the Closing Date (excluding any portion thereof that will not be available to the Company or the License Subsidiaries after the Closing pursuant to Treas. Reg. 1.1502-21 or otherwise) (the “2005 CNOL” ), will be not less than $1,362,000,000 (the “Base CNOL” ), (ii) the 2005 CNOL will not be subject to reduction subsequent to the Closing Date pursuant to Treas. Reg. 1.1502-28T, a final IRS determination or otherwise, except as a direct result of actions taken by the Company or any License Subsidiary subsequent to the Closing (other than the carrying back of any such consolidated net operating loss to reduce taxable income of the Company Group for prior taxable periods), and (iii) the Tax liability of the Company and its subsidiaries for all taxable periods ending prior to or that include the Closing Date, calculated as of the Closing Date as if the Closing Date were the last day of any relevant taxable period that includes but does not end on the Closing Date, will be $0 taking into account any income and gain generated by the transactions contemplated in this Agreement (including any income taken into account pursuant to Treas. Reg. 1.1502-19 or Temp. Reg. 1.1502-19T (or any corresponding provisions of state, local or foreign Law) as a result of any excess loss account (as defined in Treas. Reg. 1.1502-19(a)(2)).

(b) Tax Indemnity. The Parent, the Acquiror, the Company, the License Subsidiaries and any of their Affiliates (the “Indemnified Parties”) shall be indemnified for any and all Taxes, costs (including reasonable attorneys’ or accountants’ fees), interest, penalties or other losses arising out of, based upon or relating or attributable to (without duplication): (i) any breach of or inaccuracy in any representation or warranty contained in Section 3.12 (without regard to any materiality or knowledge qualifier contained therein), (ii) any Tax liability of the Company and its subsidiaries as calculated in accordance with Section 5.7(a)(iii), and (iii) the value, determined pursuant to Section 5.7(c), of the excess, if any, of the Base CNOL over the 2005 CNOL (taking into account any reductions thereto that occur subsequent to the Closing Date that are inconsistent with the covenant contained in Section 5.7(a)(ii)) (the “CNOL Shortfall” and, the value of the CNOL Shortfall together with taxes and losses described in clauses 5.7(b)(i) and 5.7(b)(ii), “Indemnifiable Losses”).

(c) Computation of Value of the CNOL Shortfall. The value of a CNOL Shortfall shall be equal to the sum of (i) to the extent any portion of the Base CNOL represented by the CNOL Shortfall has already been utilized in a Tax Return of the Company or any affiliated group of which Company or any of the License Subsidiaries is a member (assuming the portion of the Base CNOL represented by the CNOL Shortfall is utilized after utilizing the remainder of the Base CNOL but before using any other CNOLs or other attributes available to the Parent, the Acquiror, any member of the Company Group or any of their Affiliates), an amount equal to the product of (x) such utilized portion of the Base CNOL represented by such CNOL Shortfall and (y) 0.38 and (ii) to the extent any portion of the Base CNOL represented by the CNOL Shortfall has not yet been utilized in a Tax Return of the Company or any affiliated group of which Company or any of the License Subsidiaries is a member (assuming the portion of the Base CNOL represented by the CNOL Shortfall is utilized after utilizing the remainder of the Base CNOL but before using any other CNOLs or other attributes available to the Parent, the Acquiror, any member of the Company Group or any of their Affiliates), the value of such yet to be utilized Base CNOL represented by such CNOL Shortfall determined based on the following assumptions: (I) an effective Tax rate of 38.0%, (II) a discount rate of 8.75% and (III) full utilization in equal installments as of December 31 of each year from the year in which such CNOL Shortfall arises through December 31, 2008. The value of any such CNOL Shortfall, as calculated pursuant to the prior sentence, shall also include any other costs (including reasonable attorneys’ or accountants’ fees), interest, expenses or other losses of the Parent, the Acquiror, the Company, the License Subsidiaries and any of their Affiliates arising out of, based upon or relating or attributable thereto. The value of a CNOL Shortfall, as calculated pursuant to the prior two sentences, shall be reduced by the value of any additional deductions to which the Parent and the Acquiror reasonably expect the Company Group to become entitled that results from expenditures incurred by the Company Group on or prior to the Closing Date that are not included in the 2005 CNOL (after giving effect to any disallowance). The value of any such additional deductions shall be determined based on (X) an effective Tax rate of 38.0%, (Y) a discount rate of 8.75% and (Z) full deductibility of such additional deductions in equal installments over 15 years (or such shorter period over which such deductions are allowable).

(d) Preparation and Filing of Tax Returns For Tax Periods Ending On or Prior to the Closing. Not later than sixty (60) days prior to the date for filing thereof, Opco shall cause the Company and each License Subsidiary to prepare and provide to the Parent and the Acquiror for their review and comment all Tax Returns required to be filed by the Company or any License Subsidiary for any taxable period ending on or prior to the Closing Date. The Parent and the Acquiror shall have thirty (30) days from the receipt of any such Tax Return to contest such Tax Return by providing the Company, in writing, a reasonably detailed explanation as to those matters set forth in such Tax Return with which the Parent or the Acquiror disagrees (the “Objection”). To the extent the Parent or the Acquiror does not provide a timely Objection, the Parent and the Acquiror shall be deemed to have agreed to such Tax Return, and Opco shall cause the Company or the relevant License Subsidiary to promptly file such Tax Return, and Opco shall pay all Taxes as shown on such Tax Return. To the extent the Parent or the Acquiror does provide a timely Objection, the Parent, the Acquiror and the Company shall use good faith efforts to resolve any disputes set forth in the Objection within fifteen (15) days from the receipt of the Objection. To the extent the Parent, the Acquiror and the Company are not able to resolve all disputes within such time period, Opco shall cause the Company or the relevant License Subsidiary to prepare and promptly file such Tax Return in the manner requested by Opco, and Opco shall pay all Taxes as shown on such Tax Return; provided, however, that, in the case of any disputed item, Opco shall cause the Company or the relevant License Subsidiary to prepare such Tax Return in accordance with the Parent’s or Acquiror’s desired treatment and Opco shall pay all Taxes as shown on such Tax Return provided that the Company or the relevant License Subsidiary receives a “more likely than not” tax opinion from Skadden, Arps, Slate, Meagher, & Flom LLP reasonably satisfactory to Opco confirming the Parent’s or Acquiror’s desired treatment of such disputed item. The Parent’s and the Acquirer’s actions pursuant to this Section 5.7(d) do not waive or modify their right to payment and indemnification as set forth in this Section 5.7.

(e) Accelerated Proceedings. The Company, the Parent, the Acquiror and Opeo, on behalf of themselves and their Affiliates, shall use best efforts to determine with finality the extent of the Indemnified Parties’ Indemnifiable Losses pursuant to Section 5.7(b)(iii). The Company, the Parent and the Acquiror agree that such efforts shall include, without limitation, (A) either of (i) seeking to obtain one or more closing agreements pursuant to Code section 7121 (each, a “Closing Agreement”), whether pursuant to one or more pre-filing agreements with the IRS in accordance with Revenue Procedure 2001-22 or otherwise, with respect to the Company Group’s taxable periods (for United States federal income Tax purposes) commencing on January 1, 2004 and January 1, 2005 or (ii) seeking (x) expedited review by the IRS, under Section 505(b) of the Bankruptcy Code, of the federal income Tax Return of the Company Group filed for the taxable period (for United States federal income Tax purposes) commencing on January 1, 2004 and (y) to obtain a Closing Agreement with respect to the Company Group’s taxable period (for United States federal income Tax purposes) commencing on January 1, 2005, which Closing Agreement together with an election under Section 172(b)(3) of the Code or otherwise produces finality with respect to the Company Group’s taxable period (for United States federal income Tax purposes) commencing on January 1, 2004 and (B) seeking to obtain one or more Closing Agreements, pursuant to a pre-filing agreement or otherwise, for taxable periods (for United States federal income Tax purposes) ending after the Closing Date. For all periods prior to the Closing, Opco shall cause the Company and each License Subsidiary to, (I) keep the Parent and the Acquiror informed as to the status of any such proceeding and any discussions, negotiations or arrangements related thereto and (II) afford the Parent and the Acquiror the opportunity to participate fully in any and all meetings, telephone calls or other conferences with respect thereto. For all periods subsequent to the Closing, the Company shall, or shall cause each License Subsidiary to, (A) use reasonable commercial efforts to pursue any such proceedings in a manner to minimize the amount of the Indemnified Parties’ Indemnifiable Losses; provided, however, that none of the Company, any License Subsidiary, the Parent, the Acquiror or any of their Affiliates shall be required to pursue any such proceeding if the Company, any License Subsidiary, the Parent, the Acquiror or any of their Affiliates could be materially and adversely prejudiced thereby and (B) keep Opco informed as to the status of any such proceedings and any discussions, negotiations or arrangements related thereto. The Company or Opco, as the case may be, shall not, and shall cause each License Subsidiary not to, file or submit any document to any taxing authority in connection with any such proceeding without first providing the Parent and the Acquiror or Opco, as the case may be, with (X) copies of any such document and (Y) an opportunity to review and comment on any such document prior to such filing or submission.

(f) Tax Audits. For all periods after the Closing Date, so long as any Escrow Amount remains, the Company shall promptly notify Opco in writing upon receipt of any written notice of any pending or threatened audit, assessment or administrative proceeding (a “Tax Claim”) received by the Company or any License Subsidiary from any Tax authority with respect to an Indemnifiable Loss; provided, however, that a failure to give such notice will not affect the Indemnified Parties’ right to indemnification unless and solely to the extent Opco is materially and adversely prejudiced as a consequence of such failure. The Company or the relevant License Subsidiary shall control the conduct of any such Tax Claim and shall have the rights to settle, compromise and/or concede such Tax Claim; provided, however, that the Company or the relevant License Subsidiary shall not settle, compromise and/or concede such asserted liability if such settlement, compromise or concession could increase any Indemnifiable Loss without the consent of Opco, not to be unreasonably withheld, conditioned or delayed; provided, further, however, that the Company shall not be required to seek a judicial determination with respect to any Tax Claim.

(g) Payments. Any amounts owed to any Indemnified Party under this Section 5.7 shall be paid by the Escrow Agent out of the Escrow Amount in cash by wire transfer of immediately available funds to an account designated by the relevant Indemnified Party within three (3) days of the Escrow Agent’s receipt of a joint written notice from the Acquiror and Opco; provided, however, that the Indemnified Parties shall not be entitled to any indemnity for Indemnifiable Losses to the extent such Indemnifiable Losses exceed the Escrow Amount.

(h) Survival. Notwithstanding any other provision of this Agreement to the contrary, the obligations of the parties set forth in this Section 5.7 and in Section 7.2(j) and the representation and warranties set forth in Section 3.12 shall survive until the expiration of the applicable statute of limitations of any such matter (including extensions thereof).

(i) Release of Escrow Amount. After the payment of an Indemnifiable Losses (and, to the extent provided in the Escrow Agreement, Losses (as defined in Section 7.2(g)(iii))), the Escrow Amount shall be released to Opco upon the expiration of all relevant survival periods set forth in Section 5.7(h). Notwithstanding anything to the contrary contained in the immediately preceding sentence, at any time, an amount equal to the excess of (x) the Escrow Amount over (y) the aggregate amount, in the reasonable judgment of the Parent and the Acquiror, of potential remaining Indemnifiable Losses at such time (i.e., adjusted for all items and periods for which the Company, in the reasonable judgment of the Parent and the Acquiror or pursuant to a legally binding agreement with the IRS, has received finality), shall be released to Opco. Any portion of the Escrow Amount to be released in accordance with this Section 5.7(i) shall be paid by the Escrow Agent out of the Escrow Amount in cash by wire transfer of immediately available funds to an account designated by Opco within three (3) days of the Escrow Agent’s receipt of a joint written notice from the Acquiror and Opco.

(j) Cooperation. Each of Opco, the Acquiror, the Company and the License Subsidiaries shall provide the other parties with such information and records and shall make such of its officers, employees and agents available as may be reasonably requested by any of the parties in connection with the preparation of any Tax Return or any audit or other proceeding that relates to the Company or any of the License Subsidiaries. The Parent, the Acquiror and the Company shall promptly inform Opco of each Tax Return in which any portion of the 2005 CNOL is claimed and the amount so claimed.

Section 5.8 Global Resolution Agreement. The Company and each of its Affiliates that is a party to the Global Resolution Agreement shall fully comply, with its obligations pursuant to the Global Resolution Agreement that relate to this Agreement (including the timely provision of the Notice of Sale (as defined in the Global Resolution Agreement) within 15 days from the date of this Agreement, pursuant to Section 10 of the Global Resolution Agreement).

ARTICLE VI

ADDITIONAL COVENANTS

Section 6.1 Consents.

(a) FCC Approvals. The Company and the Acquiror shall, as promptly as practicable, but in no event later than ten (10) business days following the execution of this Agreement, file with the FCC one or more FCC Form 603 (or other appropriate form) applications (“FCC Applications”) seeking consent for the transfer of control of the FCC Licenses to the Acquiror. The FCC Applications shall include a request that the FCC as part of its approval of the FCC Applications explicitly state that under the FCC’s rules, and as memorialized in the Global Resolution Agreement, there are no unjust enrichment obligations associated with the FCC Licenses. The Company and the Acquiror shall cooperate and use their respective commercially reasonable efforts to prosecute such applications to a favorable conclusion, including the preparation and filing of any request for waiver that the FCC indicates is necessary to grant the applications, and shall each bear its own costs for such filings. The Company and the Acquiror shall respond with reasonable diligence and dispatch to any request for additional information made in response to such filings. No party hereto shall independently participate in any formal meeting with the FCC in respect of any such applications without giving the other parties hereto prior notice of the meeting, and, to the extent permitted by the FCC, the opportunity to attend and/or participate.

(b) HSR Filing. Except as otherwise agreed in writing by the parties, as soon as reasonably practicable following the execution of this Agreement but in no event later than twenty (20) Business Days after the date hereof, the parties will make, or cause to be made, such filings as are required to be made by them under the HSR Act in connection with the transactions contemplated hereby provided the Parent may delay the submission of such filings for up to ten (10) Business Days. Each party will cooperate in the preparation of, and will file complete and accurate notification and report forms with respect to the transactions contemplated hereby, pursuant to the HSR Act and the rules and regulations promulgated thereunder, and will file on a timely basis such additional information and documentary materials as may be requested by any Governmental Entity pursuant to the HSR Act. Each party will request early termination of the waiting period under the HSR Act. Each party shall promptly inform the other of any inquiries or communications from any such Governmental Entity with regard to such filings, information or materials. Each party shall respond with reasonable diligence and dispatch to any request for additional information made in response to such filings. Each party shall pay its respective costs of compliance with the HSR Act, except that the Acquiror shall be responsible for the Federal Trade Commission filing fee for any required filing under the HSR Act. No party hereto shall independently participate in any formal meeting with any Governmental Entity in respect of any such filings, information or materials without giving the other parties hereto prior notice of the meeting and, to the extent permitted by such Governmental Entity, the opportunity to attend and/or participate.

(c) Each party hereto shall use commercially reasonable efforts to take, or cause to be taken, all such reasonable further actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to obtain the consents and approvals it is required to obtain under any Law in order to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and the Transaction Documents including obtaining the Governmental Requirements; provided, however, that neither the Parent, the Acquiror nor any of their Affiliates shall be required to divest any assets or pay any consideration (other than customary filing fees and related legal expenses) to obtain such consents and approvals. The Parent will have the primary role in conducting any discussions or negotiations with respect to obtaining the HSR Approval. The Company will cooperate with the Parent and the Acquiror in their efforts to obtain and satisfy the terms and conditions of any such consents and approvals, including, without limitation, taking such actions that the Parent deems necessary or appropriate to implement any agreement or order entered into with, or issued by, any Governmental Entity, but only to the extent that such actions would be consistent with the use of the Company’s commercially reasonable efforts hereunder.

(d) The Acquiror and Parent will furnish such information as the Company may reasonably request in connection with the Bankruptcy Case and will otherwise reasonably support the Company’s preparation and presentation of any motion, filing, disclosure statement or other pleading in the Bankruptcy Case consistent with the terms of this Agreement.

Section 6.2 Confidentiality. The Confidentiality Agreement shall continue in full force and effect, notwithstanding the execution of this Agreement or the subsequent termination of this Agreement.

Section 6.3 Notification of Certain Matters. From the date hereof through the Closing, the Company shall give prompt notice to the Acquiror and Parent of the occurrence, or failure to occur, of any event the occurrence or failure of which caused any of the Company’s representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect; provided, however, that no such notification shall be deemed for any purpose under this Agreement to permit the Company to alter or amend the representations and warranties contained herein. From the date hereof through the Closing, the Acquiror or Parent shall give prompt notice to the Company of the occurrence, or failure to occur, of any event the occurrence or failure of which caused any of the Acquiror’s or Parent’s representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect; provided, however, that no such notification shall be deemed for any purpose under this Agreement to permit the Acquiror or Parent to alter or amend the representations and warranties contained herein.

Section 6.4 Name Following the Closing. Following the Closing Date, none of the Acquiror, the Company, the License Subsidiaries and their respective Affiliates shall have any right, title or interest in the name “NextWave” (or any variation thereof) or any trademarks, trade names, logo or symbols related thereto. As soon as reasonably practicable following the Closing (and in any event, within sixty (60) days thereafter), the Acquiror shall cause the Company and each of the License Subsidiaries to amend the organizational documents of each such entity to the extent necessary to remove the “NextWave” name (and any variation thereof) from its name.

Section 6.5 Books and Records. From and after the Closing, Opco, the Company and the License Subsidiaries shall each preserve and keep, in accordance with their document retention policies, their respective financial and Tax books and records that exist as of the Closing Date, and shall make such books and records and personnel available to each other as may reasonably be required by any of them in connection with any matter, including any insurance claim, audit or legal proceeding or investigation; provided, however, that in no event shall Opco, the Company or the License Subsidiaries be obligated to provide any information the disclosure of which would jeopardize any privilege available to Opco, the Company, the License Subsidiaries or their respective Affiliates relating to such information or which would cause Opco, the Company, the License Subsidiaries or their respective Affiliates to breach a confidentiality obligation by which any of them is bound. If Opco, the Company or any of the License Subsidiaries (the “Disposing Parties”) decides to dispose of any such financial or Tax books and records, including ledgers, balance sheets, income statements, operating reports, journals, check registers, accounts payable, company capital accounts, receipts, bank statements, tax returns and associated support, before doing so, at least ninety (90) days prior notice to such effect shall be given by the applicable Disposing Party of such books and records to the other parties and such other parties shall have the opportunity (but not the obligation), at their sole cost and expense, to remove and retain all or any part of such books and records as they may in their respective sole discretion select.

Section 6.6 Opco. On or before the date the Confirmation Order becomes a Final Order, the Company shall cause Opco to become a party to this Agreement, and the Acquiror and Parent shall consent to amend this Agreement to include Opco as a party hereto.

ARTICLE VII

CONDITIONS

Section 7.1 Conditions to Each Party’s Obligations. The respective obligation of each party to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions:

(a) Governmental Approvals. The HSR Approval relating to the transactions contemplated by this Agreement and the Transaction Documents shall have occurred.

(b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction preventing consummation of any of the transactions contemplated hereby shall be in effect.

Section 7.2 Conditions to the Acquiror’s Obligations. The obligation of the Acquiror to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement (i) that are qualified as to materiality or by reference to Material Adverse Effect shall be true and correct and (ii) that are not so qualified shall be true and correct in all material respects, in each case as of the Closing Date, except to the extent such representations and warranties expressly relate to a particular date (in which case, on and as of such particular date). The Company shall have delivered to the Acquiror and Parent at the Closing a certificate signed on behalf of the Company by the Company’s Chief Executive Officer, dated the Closing Date, in form and substance reasonably satisfactory to the Acquiror and Parent, to the foregoing effect.

(b) Performance of Obligations. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing (for this purpose any materiality qualifiers contained in any covenant shall be disregarded) and the Company shall have delivered to the Acquiror and Parent at the Closing a certificate signed on behalf of the Company by the Company’s Chief Executive Officer, dated the Closing Date, in form and substance reasonably satisfactory to the Acquiror, to the foregoing effect.

(c) The FCC Approval. Notwithstanding any other provision in this Agreement, and without limiting the foregoing, (i) the FCC shall have issued the FCC Approval (a) without any modification to the amount of the Purchase Price, (b) without any requirement that the Acquiror pay any amount to the FCC or any other party (other than the Section 3 Payment) and (c) without any other material adverse conditions imposed on the Reorganized Company, Acquiror or any of its Affiliates, other than such conditions that are generally applicable to holders of FCC licenses, and (ii) FCC Approval, issued on the basis described in clause (i) above, shall have become a Final Order. The parties specifically agree that if the FCC Approval does not state that under the FCC’s rules, and as memorialized in the Global Resolution Agreement, there are no unjust enrichment obligations associated with the FCC Licenses, then the FCC Approval shall be deemed to contain a material adverse condition imposed on the Acquiror.

(d) Other FCC Matters. The Company shall have delivered (i) to the Acquiror and the Parent a certificate signed on behalf of the Company by an officer of the Company and each of the License Subsidiaries setting forth that portion of the Purchase Price to be delivered to the FCC (the “Section 3 Payment”) in accordance with the Global Resolution Agreement by and among the Company, the License Subsidiaries and NWI, on the one hand, and the FCC on the other hand, dated as of April 20, 2004 (the “Global Resolution Agreement”), and (ii) evidence reasonably satisfactory to the Acquiror of the FCC’s agreement as to the amount of the Section 3 Payment.

(e) Transaction Documents. All of the Transaction Documents shall be in full force and effect and there shall exist no material breach of, or default under, any of the Transaction Documents by the Company.

(f) Bankruptcy Case. (i) The Bankruptcy Plan, in form and substance reasonably satisfactory to the Acquiror (it being understood that the standard for Acquiror’s reasonable satisfaction is subject to Section 5.5(a)) shall have been approved by the Bankruptcy Court pursuant to the Confirmation Order, (ii) the Acquisition Approval Order shall be in form and substance reasonably satisfactory to the Acquiror and shall be a Final Order, and (iii) the Confirmation Order and each other substantive order of the Bankruptcy Court in respect of the Bankruptcy Plan which affects the economic or other interests of the Acquiror or the Parent shall be a Final Order.

(g) The Confirmation Order. The Confirmation Order shall be in form and substance reasonably satisfactory to the Acquiror and shall provide that:

(i) On the Closing Date, unless otherwise provided in the Plan Term Sheet, the Confirmation Order will discharge the Company and the License Subsidiaries, from any and all Claims and Liabilities whether or not (a) a Proof of Claim based on such Claim was filed or deemed filed under Bankruptcy Code section 501, or such Claim was listed on the schedules of the Company or any of the Debtor Subsidiaries filed in the Bankruptcy Case; (b) such Claim is or was allowed under Bankruptcy Code section 502; or (c) the holder of such Claim has voted on or accepted the Bankruptcy Plan. The rights that are provided in the Bankruptcy Plan shall be in complete (x) discharge of all Claims against, Liens on, and Interests against the Company and the License Subsidiaries and (y) discharge and release of all Claims and Liabilities, including all causes of action, whether known or unknown, against the Company and the License Subsidiaries. After the Closing Date, all such Claims and Liabilities may only be asserted as provided for in the Bankruptcy Plan or against Opco.

(ii) Unless otherwise provided in the Plan Term Sheet, all Persons that have held or asserted, which hold or assert, or which may in the future hold or assert any Claim, Liability, demand or cause of action against the Company and the License Subsidiaries (or any of them) or relating to the operation of the businesses of the Company or the License Subsidiaries before the Closing Date whenever and wherever arising or asserted (including all such Claims sounding in tort, contract, warranty or any other theory of law, equity or admiralty, whether legal or equitable, matured or unmatured, contingent or non-contingent, senior or subordinated), or Interest, shall be permanently stayed, estopped, restrained and enjoined from taking any action for the purpose of directly or indirectly collecting, recovering, or receiving payments, satisfaction, or recovery with respect to any such Claim, Liability, demand, cause of action or Interest, including:

(A) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim, Liability, demand or cause of action, or Interest against any of the Company and the License Subsidiaries, or against the property of any of the Company and the License Subsidiaries with respect to any such claim, demand or cause of action, or Interest;

(B) enforcing, attaching, collecting, or recovering, by any manner or means, any judgment, award, decree or order against any of the Company and the License Subsidiaries or against the property of any of the Company and the License Subsidiaries with respect to any such Claim, Liability, demand or cause of action or Interest;

(C) creating, perfecting or enforcing any Lien of any kind against any of the Company and the License Subsidiaries or any of the property of any Company and the License Subsidiaries with respect to any such Claim, Liability, demand or cause of action or Interest;

(D) asserting or accomplishing any setoff, right of subrogation, indemnity contribution or recoupment of any kind against any obligation due any of the Company and the License Subsidiaries or against the property of any of the Company and the License Subsidiaries with respect to any such Claim, Liability, demand, cause of action or Interest; and

(E) taking any act, in any manner, in any place whatsoever, against any of the Company and the License Subsidiaries or their property, that does not conform to, or comply with, the provisions of the Bankruptcy Plan relating to such Claim, Liability, demand, cause of action or Interest.

(iii) From and after the Closing Date, Opco shall defend, indemnify and hold harmless the Company and the License Subsidiaries and each of their respective representatives and heirs, successors and assigns (collectively, the “Purchaser Indemnified Parties”) from and against any loss, Claim, Liability, expense or damage (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) arising under or out of, in connection with, or in any way relating to, the Company, the Debtor Subsidiaries, the operations of the Company and the Debtor Subsidiaries prior to the Closing Date, the issuance of the Shares to the Acquiror, and any violation of the injunction provided for in Section 7.2(g)(ii).

(h) Bankruptcy Order regarding the Shares. The Bankruptcy Court shall have entered an order to the effect that all of the Shares to be outstanding or subject to issuance upon completion of the Bankruptcy Plan shall at the time of their issuance be duly authorized and validly issued and outstanding, fully paid and nonassessable, free and clear of any Liens, issued in compliance with all federal and state securities Laws, not issued in violation of, or subject to any, preemptive rights or other rights to subscribe for or purchase securities.

(i) Material Adverse Effect. There shall be no Material Adverse Effect and the Company shall deliver to the Acquiror at the Closing a certificate of the Company signed by its Chief Executive Officer, dated as of the Closing Date, to the foregoing effect.

(j) Tax Matters. The covenants and agreements set forth in Section 5.7(a) of this Agreement shall have been complied with in all respects; provided, however, that the covenant in Section 5.7(a)(iii) shall be deemed to have been complied with (solely for purposes of determining whether the condition set forth in this Section 7.2(j) shall have been satisfied) so long as (i) in the case of any Tax liability referred to in Section 5.7(a)(iii) that is shown as due on a filed Tax Return, such Tax liability has been paid and (ii) in the case of any Tax liability referred to in Section 5.7(a)(iii) for which no Tax Return is required or for which the relevant Tax Return has not yet been required to be filed, (x) the amount of the Tax liability is less than $200,000 or has been paid, or (y) the amount of the Tax liability is $200,000 or greater and the initial Escrow Amount shall be increased above $165,000,000 by an amount equal to the reasonably estimated amount of such unpaid Tax liability (including, for purposes of clarification, the portion of such amount not in excess of $200,000) jointly agreed upon by the Parent, the Acquiror, the Company and Opco on or prior to the Closing Date (an “Increased Amount”); provided, further, however, that immediately prior to the payment of any Tax liability referred to in clause (y) above, there shall be paid out of the Escrow Amount to the Company (so as to enable the Company to pay, or cause to be paid, such amount to the relevant taxing authority) the amount of such Tax liability (to the extent of the Increased Amount relevant to such Tax liability) notwithstanding anything in Section 5.7(d) to the contrary and the excess, if any, of the relevant Increased Amount over the actual amount of such Tax liability paid out of the escrow shall be released to Opco; provided, further, that the covenants in Section 5.7(a)(i) and (ii) shall be deemed to have been complied with so long as there is no CNOL Shortfall.

(k) Legal Opinion. The Acquiror and Parent shall have received a legal opinion of the Company’s outside counsel dated as of the Closing Date related to the matters set forth on Exhibit E hereto.

(l) Escrowed FCC Licenses. The FCC Licenses, if any, that are held in escrow by Mellon Bank as of the date of this Agreement shall have been returned to the Company or the License Subsidiaries.

Section 7.3 Conditions to the Obligations of the Company. The respective obligation of the Company to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Acquiror and Parent contained in this Agreement (i) that are qualified as to materiality shall be true and correct and (ii) that are not so qualified shall be true and correct in all material respects, in each case as of the Closing Date, except to the extent such representations and warranties expressly relate to a particular date (in which case, on and as of such particular date). The Acquiror and Parent shall have delivered to the Company at the Closing a certificate signed on behalf of the Acquiror and Parent by the Acquiror’s Chief Executive Officer and Parent’s Chief Executive Officer, respectively, dated the Closing Date, in form and substance reasonably satisfactory to the Company, to the foregoing effect.

(b) Performance of Obligations. The Acquiror and the Parent shall have performed in all material respects all obligations required to be performed by each of them under this Agreement at or prior to the Closing (for this purpose any materiality qualifiers contained in any covenant shall be disregarded) and shall have delivered to the Company at the Closing a certificate signed on behalf of the Acquiror and the Parent by the Acquiror’s Chief Executive Officer and the Parent’s Chief Executive Officer, respectively, dated the Closing Date, in form and substance reasonably satisfactory to the Company, to the foregoing effect.

(c) Transaction Documents. All of the Transaction Documents shall be in full force and effect and there shall exist no material breach of, or default under, any of the Transaction Documents by the Parent or the Acquiror.

(d) Bankruptcy Case. The Bankruptcy Plan shall have been approved by the Bankruptcy Court pursuant to the Confirmation Order, and the Acquisition Approval Order and the Confirmation Order shall be Final Orders.

ARTICLE VIII

TERMINATION

Section 8.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date notwithstanding the fact that any requisite authorization and approval of the transactions contemplated hereby shall have been received and no party hereto shall have any liability to any other party hereto (provided that any such termination shall not relieve any party from liability for a breach of any provision hereof prior to such termination, except as provided in Section 8.2(c), nor shall it terminate the Company’s obligations under Section 5.3(c) and the parties’ obligations under Section 8.2 and Article X):

(a) by the mutual written consent of the Parent and the Company;

(b) by the Parent or the Company if: (i) the Closing has not occurred by September 30, 2005 (the “End Date”); (ii) there shall be any law that makes consummation of the purchase of the Shares hereunder illegal or otherwise prohibited or if any court of competent jurisdiction or Governmental Entity shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the purchase of the Shares hereunder and such order, decree, ruling or other action shall have become final and non-appealable or (iii) the Bankruptcy Plan fails to receive the Required Consents and the Bankruptcy Court shall not have entered the Confirmation Order within 60 days of the deadline for receipt of the Required Consents;

(c) by the Parent, (i) if the Board of Directors of the Company withdraws or changes its recommendation of this Agreement in a manner materially adverse to the Acquiror, (ii) if the Board of Directors of the Company recommends an Alternative Proposal, or (iii) if the Company enters into a written agreement providing for any Alternative Proposal;

(d) (i) by the Parent, if the Company or any License Subsidiary shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 7.2(a) or 7.2(b) and (B) is incapable of being cured or has not been cured within 30 days after the giving of written notice to the Company of such breach or failure to perform; provided, however, that if such breach or failure to perform is capable of being cured and the Company is using its reasonable efforts to cure, then the Parent’s right to terminate under this Section 8.1(d)(i) shall not be available; or (ii) by the Company, if the Acquiror or Parent shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 7.3(a) or 7.3(b) and (B) is incapable of being cured or has not been cured within 30 days after the giving of written notice to the Acquiror or Parent of such breach or failure to perform; provided, however, that if such breach or failure to perform is capable of being cured and the Acquiror or the Parent is using its reasonable efforts to cure, then the Company’s right to terminate under this Section 8.1(d)(ii) shall not be available;

(e) by the Parent, if the Bankruptcy Court has not entered the Acquisition Approval Order within twenty (20) Business Days following the execution of this Agreement; or

(f) by the Company, if (i) the Board of Directors has taken the actions specified in the penultimate sentence of Section 5.3(a), or (ii) the Bankruptcy Court has ordered the Company to terminate this Agreement in order to accept any Alternative Proposal; provided, that, the Company shall have the right to terminate this Agreement pursuant to clause (i) above only if it has complied with all of the provisions of Section 5.3.

Section 8.2 Break-Up Payment.

(a) The Parent shall be entitled to receive from the Company as a priority administrative claim a payment (the “Break-Up Payment”) in an aggregate amount equal to 3% of the Purchase Price if at the time of termination of this Agreement neither the Parent nor the Acquiror is in breach of any of its obligations hereunder and the following occurs:

(i) the Parent terminates this Agreement pursuant to Section 8.1(b)(iii), (c) or (d)(i);

(ii) the Company terminates this Agreement pursuant to Section 8.1(b)(iii) or (f); or

(iii) a bona fide Alternative Proposal shall have been made to the Company prior to the End Date and this Agreement is terminated pursuant to Section 8.1(b)(i) while the Company is in material breach of this Agreement and within twelve months following such termination the Bankruptcy Court approves an agreement contemplating such Alternative Proposal, or if Bankruptcy Court Approval is no longer required the Company has entered into an agreement contemplating such Alternative Proposal.

(b) The Break-Up Payment payable pursuant to Section 8.2(a) shall be paid by the Company concurrently with the consummation of the transactions provided for in the applicable Alternative Proposal by wire transfer of immediately available funds to an account designated by the Parent. The Break-Up Payment required to be made pursuant to this Section 8.2 shall constitute an allowed administrative expense under Section 503(b)(1) of the Bankruptcy Code, but shall be payable solely as set forth in this Section 8.2.

(c) The Company acknowledges and agrees that (i) the payment of the Break-Up Payment is an integral part of the transactions contemplated by this Agreement, (ii) in the absence of the Company’s obligations to make this payment, neither the Parent nor the Acquiror would have entered into this Agreement and (iii) time is of the essence with respect to the payment of the Break-Up Payment. Under circumstance where the Acquiror is not awarded the remedy of specific performance and receives the Break-Up Payment, the Break-Up Payment shall be in the nature of liquidated damages and, upon payment thereof, the Company and its Affiliates shall be deemed to be fully released and discharged from any liability or obligation, including for the reimbursement of expenses, arising out of, resulting from or related to the Company’s failure to consummate the transactions contemplated by this Agreement.

(d) Notwithstanding any other provision of this Section 8.2, the Parent shall not be entitled to any Break-Up Payment or any other claim against or recovery from the Company upon any termination of this Agreement if either the Acquiror or Parent caused such termination by breaching any of its representations, warranties or covenants and either the Parent or the Acquiror fails to cure its breach within the applicable time period provided in Section 8.1(d).

ARTICLE IX

NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND CERTAIN
COVENANTS; REMEDIES

Except as provided in Section 5.7(h) and pursuant to the Confirmation Order, none of the representations and warranties of the Company, the Parent and the Acquiror contained in Articles III and IV, including the Disclosure Schedule and the Acquiror Disclosure Schedule, or any certificate or instrument delivered in connection herewith at or prior to the Closing, and none of the covenants contained in Articles V and VI (other than Sections 5.4, 6.2, 6.4 and 6.5) shall survive the Closing. The Escrow Agreement shall provide that the Parent and the Acquiror shall have access to the funds deposited pursuant to the Escrow Agreement to satisfy any Losses, subject to reasonable notice to Opco and the opportunity for Opco to assume the defense thereof.

ARTICLE X

MISCELLANEOUS

Section 10.1 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL AND SUBSTANTIVE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES THEREOF.

Section 10.2 Jurisdiction; Forum; Service of Process; Waiver of Jury Trial. Except as provided in the Escrow Agreement, with respect to any suit, action or proceeding (“Proceeding”) arising out of or relating to this agreement each of the Company, the Parent and the Acquiror hereby irrevocably:

(a) submit to the exclusive jurisdiction of the Bankruptcy Court for any Proceeding arising out of or relating to this Agreement or the Transaction Documents and the transactions contemplated hereby and thereby (and agrees not to commence any Proceeding relating hereto or thereto except in such court) and waives any objection to venue being laid in the Bankruptcy Court whether based on the grounds of forum non conveniens or otherwise;

(b) consents to service of process in any Proceeding by recognized international express carrier or delivery service, to the Company, the Parent or the Acquiror at their respective addresses referred to in Section 10.5; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; and

(c) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTION DOCUMENTS.

Section 10.3 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors by operation of law, permitted assigns and the Corporate Nominee of the parties hereto. No assignment of this Agreement may be made by any party at any time, whether or not by operation of Law, without the other parties’ prior written consent; provided, that, the Parent and the Acquiror shall be permitted to assign their respective rights and obligations under this Agreement to any of their existing or newly created corporate Affiliates without the consent of any other party hereto so long as such assignment would not be reasonably likely to materially delay or materially impair the ability of any of the parties hereto to consummate the transactions contemplated by this Agreement. Only the parties to this Agreement or their permitted assigns shall have rights under this Agreement.

Section 10.4 Entire Agreement; Amendment. This Agreement and the Transaction Documents and the Confidentiality Agreement constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and supersedes all prior agreements relating to the subject matter hereof. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

Section 10.5 Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by facsimile, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

(i)    if to the Company to:

NEXTWAVE TELECOM INC.
411 West Putnam, 2nd Floor
Greenwich, CT 06830
Fax: (203) 422-2645
Attn: Frank Cassou, Esq.

with a copy to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Fax: (212) 310-8007
Attn: Howard Chatzinoff, Esq.
Marita A. Makinen, Esq.

and

Schrier-Rape P.C.
5929 Westgrove Drive
Dallas, TX 75248
Fax: (972) 248-3229
Attn: Deborah Schrier-Rape, Esq.

which shall not constitute notice;

(ii)    if to the Parent and the Acquiror, to:

Verizon Wireless
180 Washington Valley Road
Bedminster, NJ 07921
Fax: (908) 306-4953
Attn: Margaret P. Feldman

with a copy to:

Verizon Wireless
180 Washington Valley Road
Bedminster, NJ 07921
Fax: (908) 306-7766
Attn: Jonathan D. Ratner, Esq.
Attn: Philip Marx, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, NY 10036-6522
Fax: (212) 735-2000
Attn: Peter Allan Atkins, Esq.

J. Gregory Milmoe, Esq.

which shall not constitute notice.

All such notices, requests, consents and other communications shall be deemed to have been given or made if and when delivered personally or by overnight courier to the parties at the above addresses or sent by electronic transmission, with confirmation received, to the facsimile numbers specified above (or at such other address or facsimile number for a party as shall be specified by like notice). Any notice delivered by any party hereto to any other party hereto shall also be delivered to each other party hereto simultaneously with delivery to the first party receiving such notice.

Section 10.6 Certain Definitions. As used herein, the following terms shall have the meanings set forth below:

“Acquisition Approval Order” shall mean an order of the Bankruptcy Court approving the Break-Up Payment as an administrative expense and the execution and delivery by the Company of this Agreement, substantially in the form of Exhibit D.

“Affiliate” and “associate” shall have the meanings ascribed to them in Rule 12b-2 promulgated under the Exchange Act. “Affiliates” of the Acquiror or Parent shall be deemed to include entities that control the Parent, together with entities wholly-owned, or solely controlled by any or all of such Persons.

“Bankruptcy Case” shall mean all legal proceedings of the Company and Debtor Subsidiaries instituted in the Bankruptcy Court.

“Bankruptcy Code” shall mean Title 11 of the United States Code, 11 U.S.C. § 101, et seq., as now in effect or hereafter amended.

“Bankruptcy Court” shall mean the United States Bankruptcy Court for the Southern District of New York in which the Bankruptcy Case is pending.

“Board of Directors” shall mean the Board of Directors of the Company.

“Bridge Notes” shall mean the Convertible Senior Subordinated Notes due 2002 issued by the Company as amended by orders of the Bankruptcy Court in effect on the date hereof.

“Business Day” shall have the meaning provided in the Bankruptcy Code.

“Claim” shall mean any claim or liability against the Company, that is proposed to receive consideration and/or be discharged under the Bankruptcy Plan.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commitments” shall mean any binding contract, agreement, instrument or commitment of any nature whatsoever, whether written or oral, including all amendments thereof and supplements thereto.

“Communications Act” shall mean the Communications Act of 1934, as amended, and the rules and regulations (including those issued by the FCC) promulgated thereunder.

“Confirmation Order” shall mean the order entered by the Bankruptcy Court in the Bankruptcy Case confirming the Bankruptcy Plan pursuant to Section 1129 of the Bankruptcy Code.

“Creditors Committee” shall mean the Statutory Committee of creditors of the Company and the Debtor Subsidiaries.

“Debtor Subsidiaries” shall mean the License Subsidiaries, plus NWI and any other subsidiary of the Company that hereafter files a petition for relief under Chapter 11 of the Bankruptcy Code.

“Disclosure Statement” shall mean the disclosure statement filed in connection with the Bankruptcy Plan in the Bankruptcy Case.

“Employee Plan” shall mean each deferred compensation and each bonus or other incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; each severance, retention or termination pay, medical, surgical, hospitalization, life insurance and other “welfare” plan, fund or program (within the meaning of Section 3(1) of ERISA); each profit-sharing, stock bonus or other “pension” plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, termination, retention or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or any ERISA Affiliate, or to which the Company or any ERISA Affiliate is party, whether written or oral, for the benefit of any current employees, officers, independent contractors, or directors of the Company or any of the License Subsidiaries.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Agent” shall mean a commercial bank of national standing mutually acceptable to the Acquiror and the Company.

“Estates” shall mean the respective estates, as defined in Section 541 of the Bankruptcy Code, of the Company and the Debtor Subsidiaries.

“Excluded Entities” means, collectively, NWI, Tele* Code Inc., a Delaware corporation, and Opco.

“FCC” shall mean the Federal Communications Commission and any successor Governmental Entity.

“FCC” Approval shall mean the consent of the FCC to the transfer of control over the FCC Licenses to Acquiror.

“Final Order” shall mean an action taken or order issued by the applicable Governmental Entity as to which: (i) no request for stay of the action or order is pending, no such stay is in effect, and, if any deadline for filing any such request is designated by statute or regulation, it is passed, including any extensions thereof; (ii) no petition for rehearing or reconsideration of the action or order, or protest of any kind, is pending before the Governmental Entity and the time for filing any such petition or protest is passed; (iii) the Governmental Entity does not have the action or order under reconsideration or review on its own motion and the time for such reconsideration or review has passed; and (iv) the action or order is not then under judicial review, there is no notice of appeal or other application for judicial review pending, and the deadline for filing such notice of appeal or other application for judicial review has passed, including any extensions thereof.

“Governmental Entity” shall mean any supernational, national, foreign, federal, state or local judicial, legislative, executive, administrative or regulatory body or authority.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“HSR Approval” means the expiration or termination of the applicable waiting period (any extension thereof) under the HSR Act.

“Interest” shall mean the legal, equitable, contractual and other rights of the holders of Company Equity Interests, including the rights of any Person to purchase or demand the issuance of any class or series of Company Equity Interests or any other equity security of the Company of any of the Debtor Subsidiaries, including (a) conversion, exchange, voting, participation and dividend rights; (b) liquidation preferences; (c) stock options, warrants, and put rights; and (d) share-appreciation rights.

“Knowledge” of a party hereto shall mean the actual knowledge of any director or executive officer after due inquiry.

“Laws” shall mean all foreign, federal, state, and local laws, statutes, ordinances, rules, regulations, orders, judgments, decrees and bodies of law.

“Liability” shall mean all “Claims” as defined in the Bankruptcy Code and any other liability, debt or obligation of any of the Company or the License Subsidiaries, of any kind or nature (including any administrative expenses and other obligations incurred before the Closing Date) and shall include all claims sounding in tort, contract, warranty or any other theory of law, equity or admiralty, whether known or unknown, legal or equitable, matured or unmatured, contingent or non-contingent, senior or subordinated, liquidated or unliquidated.

“Lien” shall mean with respect to any asset or right; any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, assignment, claim, charge, security interest, conditional sale agreement, title, exception, or encumbrance, option, right of first offer or refusal, easement, servitude, voting or transfer restriction, or any other right of another to or adverse claim of any kind in respect of such asset or right.

“Material Adverse Effect” shall mean, any change, effect, event, occurrence or development that is, or is reasonably likely to, (a) be materially adverse to the business, results of operations or financial condition of the Company and the License Subsidiaries, taken as a whole, or (b) have any material adverse effect on any of the FCC Licenses or on the ability of the Company and the License Subsidiaries to consummate the transactions contemplated by this Agreement, other than any change, effect, event or occurrence relating to or arising out of (i) the economy or securities markets in general, (ii) this Agreement or the transactions contemplated hereby or the announcement thereof, (iii) the Company’s financial condition as of date of this Agreement, (iv) the Company’s industry generally, (v) the communications industry generally or (vi) any outbreak of major hostilities or terrorist activities, any declaration by the United States of a national emergency or war or other national or international calamity or crisis.

“NWI” shall mean Nextwave Wireless Inc., a Delaware corporation.

“Options” shall mean options to purchase shares of Series B Common Stock.

“Permitted Encumbrances” shall mean any Lien (i) permitted under the Bridge Notes; (ii) permitted under the Global Resolution Agreement; (iii) approved by the Bankruptcy Court, including, without limitation, Liens granted pursuant to a cash collateral and/or Debtor-in Possession financing order and Liens granted as adequate protection; (iv) Liens for taxes not yet due and payable; (v) Liens securing rental payments under capital lease arrangements; and (vi) other Liens either (I) arising in the ordinary course of business that are not incurred in connection with the borrowing of money or (II) that would not materially interfere with the conduct of the Company’s business.

“Person” shall mean any individual, firm, corporation, limited liability company, partnership, company, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

“Regulatory Approvals” shall mean all approvals, consents (including consents to assignments of permits and rights of way), waivers, certificates, and other authorizations reasonably required to be obtained from the FCC, any state public utility or service commissions or any other federal, state, foreign or municipal communications regulatory agency having jurisdiction over the Company or the Acquiror’s business including the HSR Approval in order to consummate the transactions contemplated by this Agreement and the Transaction Documents.

“Required Consents” shall mean the acceptance of the Bankruptcy Plan by at least one class of Claims or Interests that is impaired under the Bankruptcy Plan, if a class of claims is impaired under the Bankruptcy Plan, determined without including any acceptance of the Bankruptcy Plan by any insider, as required by 11 U.S.C. §1129(a)(10).

“SEC” shall mean the United States Securities and Exchange Commission and any successor Governmental Entity.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act shall include reference to the comparable section, if any, of such successor federal statute.

“Series B Common Stock” shall mean Series B Common Stock, par value $0.0001 per share, of the Company.

“Transaction Documents” shall mean the Escrow Agreement, the Reorganized Company Certificate of Incorporation, the Reorganized Company Bylaws, and all other contracts, agreements, schedules, certificates, orders and other documents being delivered pursuant to or in connection with this Agreement.

“Warrants” shall mean warrants to purchase shares of Series B Common Stock.

Section 10.7 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to the Company, the Acquiror or Parent upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of the Company, the Acquiror or Parent nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Company, the Acquiror or Parent of any breach or default under this Agreement, or any waiver on the part of any such party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by Law or otherwise afforded to the Company, the Acquiror or Parent shall be cumulative and not alternative.

Section 10.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by only one of the parties hereto, each of which shall be enforceable against the party actually executing such counterpart, and all of which together shall constitute one instrument.

Section 10.9 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provisions; provided, that, no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

Section 10.10 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 10.11 No Public Announcement. None of the Company, the License Subsidiaries, the Parent or the Acquiror shall make any press release or other public announcement concerning the transactions contemplated by this Agreement and the Transaction Documents, except as and to the extent that any such party shall be obligated to make any such disclosure by this Agreement, the Global Resolution Agreement or by Law, in which case the other party will be advised and the parties shall use their respective commercially reasonable efforts to cause a mutually agreeable release or announcement; provided, however, that the foregoing shall not preclude the Company from making communications or disclosures that are necessary in connection with the administration of the Bankruptcy Case and then only after consultation with the other regarding the basis of such obligation and the content of such press release, public announcement or filing or as the parties shall mutually agree. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement and the Transaction Documents shall be in the form heretofore agreed to by the parties.

Section 10.12 Further Actions, Commercially Reasonable Efforts. Without waiving any right to terminate this Agreement under Section 8.1, upon the terms and subject to the conditions hereof, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the Transaction Documents, including (i) the obtaining of all necessary actions or notations, waivers, consents and approvals from governmental or regulatory entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or any of the Transaction Documents or the consummation of the transactions contemplated thereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement and the Transaction Documents; provided, however, that neither the Parent, the Acquiror nor any of their respective Affiliates shall be required to divest any assets or pay any consideration (other than customary filing fees and related legal expenses) to obtain such consents and approvals. To the extent that regulatory or other considerations make it necessary or desirable for the parties to restructure the form of the transactions contemplated by this Agreement and such restructuring can be accomplished without (A) diminution in the aggregate consideration to be received or any other meaningful adverse economic or other consequence to the other party or any holder of Claims or Company Equity Interests or (B) causing, or being reasonably likely to cause, a material delay or material impairment of any of the parties’ ability to consummate the transactions contemplated by this Agreement, each party will cooperate with the other to effect such restructured transaction.

Section 10.13 Usage. The defined terms herein shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to “Articles”, “Sections” and “Exhibits” shall be deemed to be references to Articles and Sections of and Exhibits to, this Agreement unless the context shall otherwise require. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” Whenever any payment hereunder is to be paid in “cash,” payment shall be made in the legal tender of the United States and the method for payment shall be by wire transfer of immediately available funds. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes. Unless otherwise expressly provided, wherever the consent of any Person is required or permitted herein, such consent may be withheld in such Person’s sole discretion. Time is of the essence in this Agreement and any certificate or document delivered pursuant hereto or in connection herewith.

Section 10.14 Guarantee of Parent. Parent guarantees the full and timely payment and performance of the covenants, agreements, obligations, representations and warranties under this Agreement and the Transaction Documents of the Acquiror and any Affiliate of Parent or the Acquiror, including any such Affiliate that is an assignee of the Acquiror pursuant to Section 10.3.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed as of the date first above written.

COMPANY:

NEXTWAVE TELECOM INC.

By:  /s/ Frank A. Cassou

Name: Frank A. Cassou
Title: Executive Vice President, General Counsel

PARENT:

CELLCO PARTNERSHIP D/B/A/
VERIZON WIRELESS

By:

Name:
Title:

ACQUIROR:

VZW CORP.

By:

Name:
Title:

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed as of the date first above written.

COMPANY:

NEXTWAVE TELECOM INC.

By:

Name:
Title:

PARENT:

CELLCO PARTNERSHIP D/B/A/
VERIZON WIRELESS

By:  /s/ Dennis F. Strigl

Name: Dennis F. Strigl
Title: President & CEO

ACQUIROR:

VZW CORP.

By:  /s/ Dennis F. Strigl

Name: Dennis F. Strigl
Title: President & CEO

EXHIBIT A

FCC LICENSES

Call Sign	BTA Name	BTA #	Block	MHz	Frequencies	License Grant Date	License Expiration Date	ULS File # for 5 YR Construction Notification	Date 5 YR Construction Notification Granted	Licensee
KNLH221	Atlantic City, NJ	25	F	10	1890-1895; 1970-1975	6/27/1997	6/27/2007	0000955023	4/21/2003	NPPI
KNLF652	Baltimore, MD	29	C	20	1895-1905; 1975-1985	1/3/1997	1/3/2007	0000753736	4/21/2003	NPCI
KNLF646	Boston, MA	51	C	20	1895-1905; 1975-1985	1/3/1997	1/3/2007	0000753594	4/21/2003	NPCI
KNLH215	Columbia, SC	91	F	10	1890-1895; 1970-1975	4/28/1997	4/28/2007	0000963163	4/21/2003	NPPI
KNLH216	Corpus Christi, TX	99	F	10	1890-1895; 1970-1975	4/28/1997	4/28/2007	0000912797	4/21/2003	NPPI
KNLH219	Daytona Beach, FL	107	F	10	1890-1895; 1970-1975	4/28/1997	4/28/2007	0000968515	4/21/2003	NPPI
KNLF802	Denver, CO	110	C	10	1895-1900; 1975-1980	1/3/1997	1/3/2007	0000790507	4/21/2003	NPCI
KNLH202	Detroit, MI	112	D	10	1865-1870; 1945-1950	4/28/1997	4/28/2007	0000774222	4/21/2003	NPPI
KNLH224	Dover, DE	116	F	10	1890-1895; 1970-1975	6/27/1997	6/27/2007	0000936586	4/21/2003	NPPI
KNLH230	El Centro-Calexico, CA	124	D	10	1865-1870; 1945-1950	4/28/1997	4/28/2007	0000756300	4/21/2003	NPPI
KNLH211	Greenville - Spartanburg, SC	177	F	10	1890-1895; 1970-1975	4/28/1997	4/28/2007	0000955028	4/21/2003	NPPI
KNLH225	Janesville-Beloit, WI	216	F	10	1890-1895; 1970-1975	4/28/1997	4/28/2007	0000912261	4/21/2003	NPPI
KNLF645	Los Angeles, CA	262	C	10	1900-1905; 1980-1985	1/3/1997	1/3/2007	0000753783	4/21/2003	NPCI
KNLH214	Madison, WI	272	E	10	1885-1890; 1965-1970	4/28/1997	4/28/2007	0000791568	4/21/2003	NPPI
KNLF644	New York, NY	321	C	20	1900-1910; 1980-1990	1/3/1997	1/3/2007	0000773257	4/21/2003	NPCI
KNLH226	Ocala, FL	326	F	10	1890-1895; 1970-1975	4/28/1997	4/28/2007	0000955025	4/21/2003	NPPI
KNLH201	Philadelphia, PA-Wilmington, DE-Trenton, NJ	346	F	10	1890-1895; 1970-1975	6/27/1997	6/27/2007	0000902501	4/21/2003	NPPI
KNLH228	Pittsfield, MA	351	D	10	1865-1870; 1945-1950	6/27/1997	6/27/2007	0000852881	4/21/2003	NPPI
KNLF812	Portland, OR	358	C	10	1900-1905; 1980-1985	1/3/1997	1/3/2007	0000753708	4/21/2003	NPCI
KNLH223	Provo-Orem, UT	365	F	10	1890-1895; 1970-1975	4/28/1997	4/28/2007	0000912267	4/21/2003	NPPI
KNLH212	Springfield-Holyoke, MA	427	E	10	1885-1890; 1965-1970	6/27/1997	6/27/2007	0000772113	4/21/2003	NPPI
KNLH210	Tulsa, OK	448	F	10	1890-1895; 1970-1975	4/28/1997	4/28/2007	0000963112	4/21/2003	NPPI
KNLF647	Washington, DC	461	C	20	1895-1905; 1975-1985	1/3/1997	1/3/2007	0000753709	4/21/2003	NPCI

A-1

EXHIBIT B

ESCROW AGREEMENT

ESCROW AGREEMENT

BY AND AMONG

CELLCO PARTNERSHIP

D/B/A VERIZON WIRELESS,

VZW CORP.,

[NEXTWAVE OPCO],

NEXTWAVE TELECOM INC.

AND

[      ], AS ESCROW AGENT

DATED AS OF ________ [ ], 2005

ESCROW AGREEMENT, dated as of ________ [  ], 2005 (this “Agreement”), by and among Cellco Partnership D/B/A Verizon Wireless, a Delaware general partnership (“Parent”), VZW Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Acquiror”), [NextWave Opco], a Delaware [corporation] [limited liability company] (“NextWave Opco”), Nextwave Telecom Inc., a Delaware corporation (the “Company”), and (_________, a _________ banking corporation], as escrow agent (the “Escrow Agent”). Except as otherwise defined herein, capitalized terms used herein and not defined shall have the meanings ascribed to such terms in the Acquisition Agreement (as defined below).

WHEREAS, Acquiror, the Company and Parent have entered into an Acquisition Agreement, dated as of November [  ], 2004 (the “Acquisition Agreement”), pursuant to which Acquiror will acquire the FCC Licenses by acquiring all of the capital stock of the Reorganized Company; and

WHEREAS, pursuant to Section 1.2 of the Acquisition Agreement, on the date hereof, Acquiror will deposit the Escrow Amount (as defined below) in the Escrow Account (as defined below) with the Escrow Agent to be held, administered and disposed of by the Escrow Agent in accordance with this Agreement and the Acquisition Agreement.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties agree as follows:

1. Appointment; Deposit, Security Interest.

(a) Acquiror and the Company hereby appoint the Escrow Agent as escrow agent hereunder, and the Escrow Agent hereby accepts such appointment, subject to the terms and conditions contained in this Agreement.

(b) On the date hereof, Acquiror shall deposit the amount determined pursuant to Section 1.2(i)(B) of the Acquisition Agreement (as increased by any net return thereon and as reduced by any payments therefrom made pursuant to this Agreement, the “Escrow Amount”) in the Escrow Account with the Escrow Agent.

(c) The Escrow Agent shall accept and maintain the Escrow Amount in a separate escrow account (the “Escrow Account”). All funds in the Escrow Account shall be held and disposed of by the Escrow Agent in accordance with the terms of this Agreement and the Acquisition Agreement.

(d) Parent and Acquiror shall have first-priority perfected security interests in the Escrow Account and the Bankruptcy Plan and the Confirmation Order shall so provide.

2. Investment of Funds. The Escrow Amount will be invested in such investments as Acquiror and NextWave Opco may specifically direct in writing to the Escrow Agent. In the absence of such specific investment instruction, the Escrow Amount shall be invested in the Escrow Agent’s [Insured Money Account]. All earnings from such investment shall be credited to, and any losses debited from the Escrow Account.

3. Administration of Escrow Account. The Escrow Agent shall administer the Escrow Account as follows:

(a) In the event Parent, Acquiror, the Company, the License Subsidiaries or any of their Affiliates (the “Indemnified Parties”) shall be entitled to indemnification for any Taxes, costs (including reasonable attorneys’ or accountants’ fees), interest, penalties or other losses arising out of, based upon or relating or attributable to any Indemnifiable Losses, Acquiror and NextWave Opco shall send joint written notice to the Escrow Agent identifying the amount of funds from the Escrow Account to be paid to the relevant Indemnified Party and the Escrow Agent shall pay such amount in cash by wire transfer of immediately available funds to an account designated by the relevant Indemnified Parry within three (3) days of receipt by the Escrow Agent of such written notice; provided, however, that the Indemnified Parties shall not be entitled to any indemnity for Indemnifiable Losses to the extent such Indemnifiable Losses exceed the Escrow Amount (as reduced for any prior payments pursuant to this Section 3); provided, further, that any Increased Amount shall be available solely to pay the Tax liability relating to such Increased Amount, as set forth on Exhibit C hereto.

(b) If any Increased Amount is agreed upon by Parent, Acquiror, the Company and NextWave Opco pursuant to Section 7.2( j) of the Acquisition Agreement, such Increased Amount shall be set forth on Exhibit C hereto, showing the allocation of such Increased Amount among specific Tax liabilities. In the event of the payment of any Tax liability referred to in Section 7.2(j) clause (y) of the Acquisition Agreement, there shall be paid out of the Escrow Amount to the Company (so as to enable the Company to pay, or cause to be paid, such amount to the relevant taxing authority) the amount of such Tax liability (to the extent of the Increased Amount relevant to such Tax liability as set forth on Exhibit C hereto) notwithstanding anything in Section 5.7(d) of the Acquisition Agreement to the contrary and the excess, if any, of the relevant Increased Amount over the actual amount of such Tax liability paid out of the escrow shall be released to NextWave Opco. The payments made pursuant to this Section 3(b) shall be made by the Escrow Agent within three (3) days of receipt by the Escrow Agent of a joint written notice from Acquiror and NextWave Opco, identifying the amount of funds from the Escrow Account to be paid pursuant hereto, in cash by wire transfer of immediately available funds to an account(s) designated by the Acquiror and NextWave Opco in such joint written notice.

(c) In the event that the Company and/or the License Subsidiaries or any of their respective representatives and heirs, successors and assigns, suffer any Losses pursuant to Section 7.2(g)(iii) of the Acquisition Agreement, Parent and/or Acquiror, as applicable, shall have access to the Escrow Amount (but not any Increased Amount) held in the Escrow Account to satisfy such Losses; provided, however, that the provisions of Section 4(a) hereof have been fulfilled by Parent or Acquiror, as applicable, and NextWave Opco has been given the opportunity to assume the defense of such Losses. Any payments made to Parent or Acquiror pursuant to this Section 3(c) shall be made in accordance with Section 4 hereof.

(d) After the payment of any Losses or Indemnifiable Losses, the Escrow Amount shall be released to NextWave Opco upon the expiration of all relevant survival periods set forth in Section 5.7(h) of the Acquisition Agreement; provided, that the release of any Increased Amount shall be governed by paragraph (b) above. Notwithstanding anything to the contrary contained in the immediately preceding sentence, at any time, NextWave Opco may request that Parent and Acquiror instruct the Escrow Agent to release to NextWave Opco an amount equal to the excess of (x) the Escrow Amount (excluding any Increased Amount) over (y) the aggregate amount, in the reasonable judgment of Parent and Acquiror, of potential remaining Indemnifiable Losses at such time (i.e., adjusted for all items and periods for which the Company, in the reasonable judgment of Parent and Acquiror or pursuant to a legally binding agreement with the IRS, has received finality). Each such release of any portion of the Escrow Amount to NextWave Opco shall be deemed to include an amount of interest thereon (net of the previously made tax disbursements under Section 20(b) hereof that are attributable thereto) at the rate actually earned on the Escrow Amount in accordance with Section 2 hereof. Any portion of the Escrow Amount to be released in accordance with this Section 3(d) shall be paid by the Escrow Agent out of the Escrow Amount in cash by wire transfer of immediately available funds to an account designated by NextWave Opco within three (3) days of the Escrow Agent’s receipt of a joint written notice from Acquiror and NextWave Opco specifying the portion of the Escrow Amount to be released to NextWave Opco.

(e) In the event that any dispute shall arise between the parties with respect to the obligation of Acquiror and/or NextWave Opco to instruct the Escrow Agent to disburse the funds out of the Escrow Account, the Escrow Agent shall refrain from taking any action contemplated by this Agreement until such dispute is resolved in accordance with Section 15 hereof.

(f) The Escrow Agent shall not disburse any funds from the Escrow Account except as provided in this Section 3 and Section 20(b).

(g) In the event fund transfer instructions are given (other than in writing at the time of the execution of the Agreement), whether in writing, by telecopier or otherwise the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on the call-back schedule attached hereto as Exhibit A, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified in the Call-Back Schedule, the Escrow Agent is hereby authorized to seek confirmation of such instructions by telephone call-back to any one or more of Acquiror’s or NextWave Opco’s executive officers (“Executive Officers”), which shall include the titles of President, Vice President, Treasurer or Secretary, as the Escrow Agent may select. Such “Executive Officer” shall deliver to the Escrow Agent a fully executed incumbency certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer. The Escrow Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by Acquiror or NextWave Opco to identify (i) the beneficiary, (ii) the beneficiary’s bank or (iii) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated. The parties to this Agreement acknowledge that such security procedure is commercially reasonable.

4. Claims.

(a) If a claim for indemnification of Losses is asserted by Parent or Acquiror pursuant to Section 7.2(g)(iii) of the Acquisition Agreement, Parent or Acquiror, as applicable, or an attorney in fact on either of their behalf (the “Claimant”) shall give written notice of their claim (the “Claim Notice”) to the Escrow Agent and to NextWave Opco. Each Claim Notice shall set forth (i) the dollar amount of all Losses, (ii) the corresponding amount of the Escrow Amount involved in the claimed Losses, and (iii) the basis for the claim.

(b) Within 15 days from the date of delivery of a Claim Notice, NextWave Opco or an attorney-in-fact on its behalf shall provide the Claimant, with a copy to the Escrow Agent, a written response (the “Response Notice”) in which NextWave Opco shall either: (x) agree that an amount of the Escrow Amount in the Escrow Account equal to the entire Losses claimed by the Claimant may be released from the Escrow Account (to the extent available, and if the Escrow Amount is less than the Losses, the entire Escrow Amount), and all of NextWave Opco’s right, title and interest in and to such released Escrow Amount transferred to the relevant Claimant, (y) agree that an amount of the Escrow Amount in the Escrow Account that is less than the entire Losses claimed by the Claimant may be released from the Escrow Account (to the extent available) and all of NextWave Opco’s right, title and interest in and to such released portion of the Escrow Amount transferred to the relevant Claimant, or (z) contest that any amount of the Escrow Amount in the Escrow Account be released from the Escrow Account and so transferred to the Claimant; provided, however, that NextWave Opco may not contest, in whole or in part, a determination of Losses which has been finally settled pursuant to the provisions of Section 4(e) hereof (a “Settled Adjustment”). In the case of a (i) Settled Adjustment and (ii) in cases where no Response Notice is delivered by NextWave Opco within such 15-day period, NextWave Opco shall be deemed to have agreed that an amount of the Escrow Amount equal to the Settled Adjustment, in the case of the foregoing clause (i), or the entire adjustment claimed by the Claimant, in the case of the foregoing clause (ii), shall be released from the Escrow Account and all of NextWave Opco’s right, title and interest in and to such Escrow Amount may be transferred to the Claimant.

(c) If NextWave Opco agreed in the Response Notice (or is deemed to have agreed) that an amount of the Escrow Amount equal to the entire Losses claimed by the Claimant may be released from the Escrow Account and all of NextWave Opco’s right, title and interest in and to such Escrow Amount may be transferred to the Claimant, the Escrow Agent shall promptly, following the earlier of the required date for the delivery of the Response Notice or its actual date of delivery, deliver to the Claimant the appropriate amount of the Escrow Amount (to the extent available) by wire transfer of immediate available funds to an account designated by the Claimant.

(d) If NextWave Opco agrees in the Response Notice that an amount of the Escrow Amount in the Escrow Account that is less than the entire Losses claimed by the Claimant may be released from the Escrow Account and all of NextWave Opco’s right, title and interest in and to such Escrow Amount may be transferred to the Claimant, the Escrow Agent shall promptly, following the earlier of the required date for delivery of the Response Notice or its actual date of delivery, deliver to the Claimant the appropriate amount of the Escrow Amount. The remainder of the Losses claimed by the Claimant shall be resolved in accordance with Section 4(e) hereof.

(e) If NextWave Opco by Response Notice contests all or a portion of Losses claimed by the Claimant and NextWave Opco and the Claimant do not come to an agreement within 30-days from receipt of such Response Notice with respect to the indemnification amount of such Losses, the matter shall be resolved in accordance with the terms of Section 15 hereof.

5. Fees and Expenses. The fees of the Escrow Agent are set forth in Exhibit B attached hereto. Acquiror and NextWave Opco shall each pay 50% of all the fees and expenses due to the Escrow Agent in connection with this Agreement. The Escrow Agent shall send all invoices for fees payable under this Agreement to both Acquiror and NextWave Opco in accordance with the notice provisions of Section 10 of this Agreement.

6. Limitation of Escrow Agent’s Liability.

(a) The Escrow Agent undertakes to perform such duties as are specifically set forth in this Agreement only and shall have no duty under any other agreement or document notwithstanding it being referred to herein or attached hereto as an exhibit. The Escrow Agent shall not be liable except for the performance of such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall incur no liability with respect to any action taken by it or for any inaction on its part in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and duly authorized and executed by the proper parry or parties, nor for any other good faith action or inaction except for its own willful misconduct or gross negligence. In all questions arising under this Agreement, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based upon such advice the Escrow Agent shall not be liable to anyone. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it. The Escrow Agent shall not be liable for incidental, consequential or punitive damages. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or the removal of the Escrow Agent or the termination of this Agreement.

(b) Acquiror and NextWave Opco shall each indemnify the Escrow Agent for, and hold it harmless against, 50% of any loss, liability or expense incurred without gross negligence or willful misconduct on the part of Escrow Agent, arising out of or in connection with its carrying out of its duties hereunder. This right of indemnification shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent. Acquiror and NextWave Opco shall each pay 50% of such indemnification costs and expenses.

(c) In the event that (i) any dispute shall arise between the parties with respect to the disposition or disbursement of any of the assets held hereunder or (ii) the Escrow Agent shall be uncertain as to how to proceed in a situation not explicitly addressed by the terms of this Agreement (whether because of conflicting demands by the other parties hereto or otherwise) the Escrow Agent shall be permitted to: (A) refrain from taking any action contemplated by this Agreement and/or (B) interplead all of the assets held hereunder into a Federal court sitting in the State of New York or a New York State Court, and thereafter be fully relieved from any and all liability or obligation with respect to such interpleaded assets. The parties hereto (other than the Escrow Agent) further agree to pursue any redress or recourse in connection with such a dispute without making the Escrow Agent a party to it.

7. Termination. This Agreement with respect to the Escrow Account shall terminate upon the disbursement by the Escrow Agent of all funds in the Escrow Account in accordance with Section 3 hereof.

8. Successor Escrow Agent.

(a) In the event the Escrow Agent becomes unavailable or unwilling to continue as Escrow Agent under this Agreement, the Escrow Agent may resign and be discharged from its duties and obligations hereunder by giving its written resignation to the other parties to this Agreement. Similarly, the Escrow Agent may be removed and replaced following the giving of 30 days prior joint written notice to the Escrow Agent by Acquiror and NextWave Opco. The resignation or removal of the Escrow Agent hereunder shall take effect not more than 30 days after the written resignation of the Escrow Agent is given to the other parties to this Agreement or the joint written notice of removal is given to Escrow Agent, as the case may be; provided that such resignation or removal shall in no event take effect before the successor to the Escrow Agent shall have been appointed pursuant to this Section 8.

(b) Acquiror may appoint a successor Escrow Agent only with the consent of the Company (which consent shall not be unreasonably withheld or delayed). The Escrow Agent shall act in accordance with joint written instructions from Acquiror and the Company as to the transfer of the Escrow Account to a successor Escrow Agent. If a successor Escrow Agent is not appointed, then the Escrow Agent may apply to a Federal court sitting in the State of New York or a New York State Court to do so. In the event of a merger, consolidation or sale of substantially all of the corporate trust business of the Escrow Agent (including the administration of the Escrow Account), the successor organization, without further act, shall become the Escrow Agent under this Agreement.

9. Amendment. This Agreement may be amended with respect to any provision contained herein at any time by written action of the parties hereto.

10. Notices. All notices, requests, claims, demands, statements, consents, approvals and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i)    if to NextWave Opco to:

[NEXTWAVE OPCO]
411 West Putnam, 2nd Floor
Greenwich, CT 06830
Fax: (203) 422-2645
Attn: Frank Cassou, Esq.

with a copy to:

Weil Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Fax: (212) 310-8007
Attn:   Howard Chatzinoff, Esq.
Marita A. Makinen, Esq.

and

Schrier-Rape P.C.
5929 Westgrove Drive
Dallas, TX 75248
Fax: (972) 248-3229
Attn: Deborah Schrier-Rape, Esq.

which shall not constitute notice;

(ii)    if to Parent or Acquiror, to:

Verizon Wireless
180 Washington Valley Road
Bedminster, NJ 07921
Fax: (908) 306-4953
Attn: Margaret P. Feldman

with a copy to:

Verizon Wireless
180 Washington Valley Road
Bedminster, NJ 07921
Fax: (908) 306-7766
Attn: Jonathan D. Ratner, Esq.
Attn: Philip Marx, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, NY 10036-6522
Fax: (212) 735-2000
Attn: Peter Allan Atkins, Esq.
J. Gregory Milmoe, Esq.

which shall not constitute notice.

(iii)    if to the Company, to

NextWave Telecom INC.
[     ]
[     ]
Telecopy No.: (   )
Attention:

with a copy to:

Verizon Wireless
180 Washington Valley Road
Bedminster, NJ 07921
Fax: (908) 306-7766
Attn: Jonathan D. Ratner, Esq.
Attn: Philip Marx, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, NY 10036-6522
Fax: (212) 735-2000
Attn: Peter Allan Atkins, Esq.
J. Gregory Milmoe, Esq.

which shall not constitute notice.

(iv)    if to the Escrow Agent, to

[                    ]
[     ]
[     ]
Telecopy No.: (   )
Attention:

11. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. A facsimile copy of a signature page shall be deemed to be an original signature page.

12. Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and (b) except to the extent specifically provided in this Agreement, are not intended to confer upon any Person other than the parties any rights or remedies.

13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York, regardless of the Laws that might otherwise govern under applicable principles of conflict of Laws thereof.

14. Assignment. The provisions hereof shall inure to the benefit of, and be binding upon, the successors by operation of law, permitted assigns and the permitted corporate nominee or designee of the parties hereto. No assignment of this Agreement may be made by any party at any time, whether or not by operation of Law, without the other parties’ prior written consent; provided, that, Parent and Acquiror shall be permitted to assign their respective rights and obligations under this Agreement to any of their existing or newly created corporate Affiliates without the consent of any other party hereto so long as such assignment would not be reasonably likely to materially delay or materially impair the ability of any of the parties hereto to fulfill their obligations under this Agreement.

15. Dispute Resolution. All disputes relating to the breach, termination or validity of this Agreement or the parties’ performance hereunder (“Dispute”) shall be resolved as provided by this Section 15.

(a) Each party shall send the other parties written notice identifying the Dispute and invoking the procedures of this Section 15. Within 15 days of the giving of such notice, the parties involved in the Dispute (the “Dispute Parties”) shall meet at a mutually agreed location in New York, New York, for the purpose of determining whether they can resolve the Dispute themselves by written agreement, and, if not, whether they can agree upon a third-party arbitrator to whom to submit the matter in dispute for final and binding arbitration in accordance with the procedures set forth in Sections 15(c) and (d) hereof.

(b) If the Dispute Parties fail to resolve the Dispute by written agreement or fail to agree on the arbitrator within said 15-day period, either of the Dispute Parties may make written application to the American Arbitration Association (“AAA”) to resolve the dispute by arbitration before a panel of three arbitrators (collectively, the “Arbitrator” and each member of such panel a “Panel Member”) to be selected as follows: (i) one Panel Member shall be appointed by the petitioner at the time of application, (ii) one Panel Member shall be appointed by the respondent within 20 days of receipt by respondent of a copy of the application for arbitration and (iii) the Dispute Parties shall by mutual agreement select a third, independent, Panel Member, except that in the event that the Dispute Parties are unable to reach agreement as to the third Panel Member within 20 days of the written application to AAA, then the third Panel Member (or any other Panel Member not timely appointed) shall be selected by AAA in accordance with the listing, striking and ranking procedures in the Commercial Arbitration Rules of the AAA, then in effect. The Dispute Parties shall hold a preliminary conference with AAA within ten calendar days after the end of such 20 day period to discuss the Dispute and the qualifications and experience which the Dispute Parties respectively believe such third Panel Member should have and AAA shall then appoint such third Panel Member within 20 days after the end of such 20 day period.

(c) Within 60 days of the selection of the Arbitrator, the Dispute Parties shall meet in New York, New York with such Arbitrator at a place and time designated by such Arbitrator after consultation with such parties and present their respective positions on the Dispute. The arbitration proceeding shall be held in accordance with the rules for commercial arbitration of the AAA in effect on the date of the initial application for arbitration (as such rules are modified by the terms of this Agreement or may be further modified by mutual agreement of the parties). Each of the Dispute Parties shall have no longer than five days to present its position, the entire proceedings before the Arbitrator shall be no more than ten days, and the decision of the Arbitrator shall be made in writing no more than 30 days following the end of the proceeding. Such an award shall be a final and binding determination of the Dispute and shall be fully enforceable as an arbitration decision in any court having jurisdiction over the Dispute Parties. The prevailing party (as determined by the Arbitrator) shall in addition be awarded by the Arbitrator such party’s reasonable attorneys’ fees and expenses in connection with such proceeding. The non-prevailing party (as determined by the Arbitrator) shall pay the Arbitrator’s fees and expenses.

(d) By agreeing to arbitration, the parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment or other order in aid of arbitration proceedings and the enforcement of any award. Without prejudice to such provisional remedies as may be available under the jurisdiction of a court, the Arbitrator shall have full authority to grant provisional remedies or to order the parties to request that a court modify or vacate any temporary or preliminary relief issued by a such court, and to award damages for the failure of any party to respect the Arbitrator’s orders to that effect. Each of the parties (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of New York or any New York State Court for the purpose of any preliminary relief in aid of arbitration, or for enforcement of any award of the Arbitrator, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any Action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of New York or a New York State Court for the purpose of any preliminary relief in aid of arbitration, or for enforcement of any award of the Arbitrator.

16. Waiver of Jury Trial. The parties hereby waive a trial by Jury of any and all issues arising in any action or proceeding between them or their successors or assigns, under or in connection with this Agreement or any of its provisions or any negotiations in connection herewith.

17. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

18. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

19. Successor. Any corporation into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

20. Taxes.

(a) Upon execution of this Agreement, each of Parent, Acquiror, the Company and NextWave Opco shall provide the Escrow Agent with a fully executed Internal Revenue Service Form W-9 (or a substitute thereof reasonably acceptable to the Escrow Agent), which shall include its Tax Identification Number as assigned by the Internal Revenue Service.

(b) Parent, Acquiror, the Company and NextWave Opco agree that NextWave Opco shall be deemed to be the owner of the Escrow Amount for all relevant Tax purposes, and none of Parent, Acquiror, the Company or NextWave Opco shall take any position inconsistent therewith on any Tax Return or otherwise except as required by Law. On each of (i) the last Business Day (as defined below) of each calendar quarter and (ii) any day on which any other funds are to be disbursed from the Escrow Account, the Escrow Agent shall disburse to NextWave Opco an amount equal to the product of (x) all net interest or other net income earned on the Escrow Amount (as reasonably determined by the Escrow Agent) since the last disbursement date pursuant to this Section 20(b) and (y) the then applicable effective combined rate for NextWave Opco (depending upon its then tax status); provided, however, that in the event that the aggregate amount to be disbursed from the Escrow Account on any given day (including pursuant to this Section 20(b)) exceeds the Escrow Amount on such day, notwithstanding anything to the contrary contained in this Agreement or in the Acquisition Agreement, the disbursement required pursuant to this Section 20(b) shall be paid in full prior to making any other disbursements.

“Business Day” shall mean any day on which the Escrow Agent is open for business at its offices in New York, New York.

21. Force Majeure. In the event that the Escrow Agent is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other cause reasonably beyond its control, the Escrow Agent shall not be liable for damages to the other parties for any damages resulting from such failure to perform otherwise from such causes. Performance under this Agreement shall resume when the Escrow Agent is able to perform substantially.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the parties have caused this Agreement to be duly executed as of the day and year first written above.

CELLCO PARTNERSHIP
D/B/A VERIZON WIRELESS

By_________________________________
Name:
Title:

VZW CORP.

By_________________________________
Name:
Title:

NEXTWAVE TELECOM INC.

By_________________________________
Name:
Title:

NEXTWAVE OPCO

By_________________________________
Name:
Title:

[ESCROW AGENT]

By_________________________________
Name:

EXHIBIT A

Call-Back Schedule

Telephone Number(s) for Call-backs and

Person(s) Designated to Confirm Funds Transfer Instructions

If to NextWave Opco:
TIN#:
Address: 411 West Putnam Ave, Suite 270

Greenwich, CT 06830

Wire Instructions:

Name	Telephone Number
1. Frank Cassou	(203) 422-6778
2. George Alex	(203) 422-6780
3. Allen Salmasi	(203) 422-6782

If to Acquiror:
TIN#:
Address:

Attention:

Wire Instructions:

Name	Telephone Number
1.
2.
3.

If to Parent:
TIN#:
Address:

A-1

Attention:

Wire Instructions:

Name	Telephone Number
1.
2.
3.

Telephone call-backs shall be made to each party if joint instructions are required pursuant to the Agreement.

A-2

EXHIBIT B

Fees For Escrow Agent Services

B-1

EXHIBIT C

Increased Amount

C-1

EXHIBIT C

PLAN TERM SHEET

TERM SHEET FOR THIRD JOINT PLAN OF REORGANIZATION

OF NEXTWAVE TELECOM INC ET AL.

Below is a summary of the principal terms of the Third Joint Plan of Reorganization (the “Plan”) to be proposed by NextWave Telecom Inc. (“NTI”), NextWave Personal Communications Inc. (“NPCI”), NextWave Wireless Inc. (“NWI”), NextWave Power Partners Inc. (“NPPI”), and NextWave Partners Inc. (“NPI”, collectively with NTI, NPCI, NWI, and NPPI, the “Debtors”) with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The Debtors’ Chapter I1 cases are being jointly administered under Case No. 98 B 21529 (ASH). The provisions set forth herein are subject to such reasonable modifications as the parties may agree to. The Plan may contain other or additional provisions consistent with the Bankruptcy Code and applicable law as the Debtors may determine, provided that provisions that could reasonably be expected to adversely affect or delay the transactions contemplated by the Acquisition Agreement, including, but not limited to, (A) the ability of the Company or any of the License Subsidiaries to obtain a discharge of Claims and Liabilities as contemplated by Section 7.2(g) of the Acquisition Agreement or (B) any License Subsidiary’s interest in and right to control and operate its respective FCC Licenses free and clear of Liens, shall be subject to the reasonable consent of the Acquiror.

PLAN PROPONENTS:	NTI, NPCI, NPI, NPPI and NWI.
TREATMENT OF ALLOWED CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS:
Administrative Claims. Cash in full after confirmation but prior to the closing under the Acquisition Agreement (the “Creditor Distribution Date”) or in the ordinary course of business, plus interest to the extent required under non-bankruptcy law.

Priority Tax Claims. Cash in full on the Creditor Distribution Date, plus interest.

Priority Non-Tax Claims. Cash in full on the Creditor Distribution Date, plus interest.

Secured Claims. Cash in full on the Creditor Distribution Date or such other treatment as shall render such Claim unimpaired.

FCC Claim. Cash concurrent with the closing under the Acquisition Agreement in the amount of the Section 3 Payment, pursuant to the terms of the Global Resolution Agreement.

Bridge Noteholders Claims. Cash in full on the Creditor Distribution Date or the right to convert into Series B Common Stock and receipt of treatment accorded to holders of such Common Stock.

General Unsecured Claims (includes all unsecured Claims not in any other class). Cash in full on the Creditor Distribution Date, plus interest.

Securities Litigation Claims. No recovery.

Intercompany Claims. No recovery. Deemed to accept the Plan.

Equity Interests in NPCI, NPPI and NPI. Unimpaired.

Equity Interests in NWI. NWI will directly or indirectly be spun-out as an LLC.

Series A Common Stock. All Series A Common Stock will convert to shares of Series B Common Stock on a 1:1 basis. Such holders shall then receive the treatment of Series B Common Stock. Such holders shall be entitled to vote as a separate class to approve the Plan.

Series B Common Stock. Each holder of Existing NTI Series B Common Stock will receive (a) their pro rata share of an amount equal to the sum of (1) $3.0 billion and (2) the residual cash remaining after payments and distributions made prior and pursuant to the Plan to nonshareholders (such as operational expenses in the interim, administrative expenses and the payment in full of all creditors), less (i) the Section 3 Payment, (ii) $165 million (subject to adjustment pursuant to Section 7.2(j) of the Acquisition Agreement) to be placed into a tax escrow (the “Escrow Amount”), all rights to which shall be considered assigned to NextWave Opco by NTI’s existing shareholders, (iii) appropriate reserves for contingent liabilities and expenses related to the conclusion of the bankruptcy proceedings, and (iv) funding for the obligations assumed by and future operations of NextWave Opco; and (b) their pro rata distribution of interests in NWI.

Existing Options/Warrants. Holders may convert into Series B Common Stock.

Expired Options/Warrants. No Recovery.

CONVERSION RIGHTS:	Holders of claims with a valid contractual right to convert into Series B Common Stock will be able to convert pursuant to the procedures to be established by the Plan and the Disclosure Statement.
DIP LOAN PAYMENT, RIGHT AND CLARITY CLAIM:
DIP loan payment rights under the DIP loan facility agreements of the Debtors will be paid in full in Cash on the Creditor Distribution Date.

On the Creditor Distribution Date, the holder of the Clarity Claim shall receive $1 million in Cash.

BONUS POOLS FOR CURRENT ACTIVE EMPLOYEES AND CONSULTANTS:	Shares of Series B Common Stock will be reserved for grant at confirmation to active employees and consultants.

TRANSFERS OF PROPERTY
On or before the closing under the Acquisition Agreement, the following will occur in this order:

(i) OPCO (if other than NWI) shall be formed;

(ii) All assets and liabilities of the License Subsidiaries and NTI (except for the PCS Licenses and other agreed upon assets) shall be transferred to, and assumed by, OPCO;

(iii) NWI will be spun-out in the form of an LLC along with Tele*Code/Opco to the holders of Series B Common Stock;

(iv) All assets and liabilities of TELE*Code, a non-debtor, including the Equity Interests in TELE*Code, shall be transferred to, and assumed by, OPCO;

(v) The Acquiror shall pay the Aggregate Acquisition Consideration to NTI, net of (A) the Section 3 Payment, which shall be paid directly to the FCC, and (B) $165,000,000 (such amount may be adjusted pursuant to Section 7.2(j) of the Acquisition Agreement), which shall be transferred to the Tax Escrow Agent;

(vi) NTI shall issue the New NTI Common Stock to the Acquiror and shall become a wholly-owed subsidiary thereof.

CONDITIONS TO EFFECTIVE DATE:
(i) The Confirmation Order shall be a Final Order;

(ii) Execution of and satisfaction or waiver of conditions to the Plan Documents; and

(iii) Satisfaction or waiver of conditions to the Acquisition Agreement. Any of the foregoing conditions may be waived by NTI, the Acquiror or the Parent to the extent provided for in the Acquisition Agreement.

RETENTION OF JURISDICTION:	The Plan shall provide for the Bankruptcy Court to retain jurisdiction over the Debtors and the Plan after the Confirmation Date in a manner usual and customary for Chapter 11 plans.
DISCHARGE, EXCULPATIONS, RELEASES AND INJUNCTIONS:
The Plan shall provide for a discharge of the Debtors as set forth in Section 7.2(g) of the Acquisition Agreement. The Plan shall also provide for exculpations for the Debtors, their officers and directors, the Committee and its members, Verizon and their respective professionals, etc. in a manner usual and customary for Chapter 11 plans. The Plan shall also contain releases (i) to and from the Debtors and the FCC, in accordance with the Global Resolution Agreement, (ii) for the Debtors’ officers and directors; and (iii) for Verizon and its officers and directors. The Plan will provide an injunction preventing holders of Claims and Liabilities from asserting such Claims and Liabilities against the Acquiror, the Parent or the Reorganized Debtors/OPCO.

EXHIBIT D

ACQUISITION APPROVAL ORDER

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
----------------------------------------------------------------------	x
In re		Chapter 11
:
Case No. 98 B 21529 (ASH)
:
NEXTWAVE PERSONAL COMMUNICATIONS INC., et al.,		(Jointly Administered)

Debtors.	:
----------------------------------------------------------------------	x

ORDER GRANTING MOTION PURSUANT TO SECTIONS 105 AND 363
OF THE BANKRUPTCY CODE AND FEDERAL RULE OF BANKRUPTCY
PROCEDURE 2002 APPROVING ACQUISITION
AGREEMENT AND TERMINATION PAYMENT

Upon the Motion Pursuant to Sections 105 and 363 of the Bankruptcy Code and Federal Rule of Bankruptcy Procedure 2002 Approving Acquisition Agreement (the “Motion”) filed by NextWave Personal Communications Inc., et al., the above-captioned debtors and debtors in possession (collectively, “NextWave” or the “Debtors”); and upon the hearing on the Motion held on November __ 2004 (the “Hearing”) and the representations of counsel and evidence submitted thereat; and good and sufficient notice of the Motion and the Hearing having been given, and no other or further notice being required; and upon the complete record of these Chapter 11 cases and after due deliberation and good cause appearing therefor, the Court hereby

FINDS, DETERMINES AND CONCLUDES THAT:

1. This Court has jurisdiction to hear and determine the Motion under 28 U.S.C. §§ 157 and 1334, and this matter is a core proceeding under 28 U.S.C. § 157(b)(2)(A). Venue of these cases and the Motion in this District is proper under 28 U.S.C. §§ 1408 and 1409.

2. The statutory predicates for relief requested in the Motion are Sections 105 and 363 of title 11 of the United States Code (the “Bankruptcy Code”), and Rule 2002 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”).

3. As evidenced by the affidavits of service filed with this Court, and based on the representations of counsel at the Hearing: (i) due, proper, timely, adequate and sufficient notice of the Motion, the Hearing, the Acquisition Agreement and the transactions contemplated thereby, has been provided in accordance with Sections 102(1), 105, 363 and 503(b) of the Bankruptcy Code, Bankruptcy Rule 2002, and all other provisions of the Bankruptcy Rule and/or the Local Rules of the United States Bankruptcy Court for the Southern District of New York (the “Local Rules”) governing the transactions that are the subject of the Motion; (ii) such notice was good, sufficient and appropriate under the circumstances; and (iii) no other or further notice of the Motion, the Hearing or the Acquisition Agreement or the transactions contemplated thereby is or shall be required.

4. A reasonable opportunity to object and to be heard with respect to the Motion and the relief requested therein has been afforded to all parties in interest, including the following: (i) the Office of the United States Trustee; (ii) the Committee; (iii) all entities (as used throughout this Order, such term shall have the meaning set forth in Section 101(15) of the Bankruptcy Code) known by the Debtors to have asserted a lien on any of the Debtors’ other assets; (iv) all of the Debtors’ creditors, equity and other interest holders of record; (v) the taxing authorities for those jurisdictions in which the Debtors have conducted business; (vi) all non-debtor parties to any executory contracts or unexpired leases of the Debtors; (vii) all other parties that had filed a notice of appearance and demand for service of papers in the Bankruptcy Cases under Bankruptcy Rule 2002 as of the date of the Motion; and (viii) parties in interest by publication of notice as set forth in the certificates of service filed in connection with the Motion.

[1]	Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Acquisition Agreement attached hereto as Exhibit 1 or as defined in the Motion.

5. Each of the Debtors has full corporate power and authority to execute the Acquisition Agreement and all other documents contemplated thereby. Subject to the conditions in the Acquisition Agreement, each of the Debtors has all of the corporate power and authority necessary to consummate the transactions contemplated by the Acquisition Agreement and no consents or approvals, other than approval of this Court through this Order, FCC Approval, HSR Approval and those approvals expressly provided for in the Acquisition Agreement, are required by the Debtors to consummate the transactions contemplated therein.

6. Approval at this time of the Acquisition Agreement and the consummation of the transactions contemplated thereby (subject to confirmation of a chapter 11 plan) is in the best interests of Debtors, their creditors, and their estates.

7. The terms and the conditions of the Acquisition Agreement are fair and reasonable.

8. The Debtors have articulated good and sufficient reasons for authorizing entry into the Acquisition Agreement and approving the Break-Up Payment under the terms and conditions of the Acquisition Agreement. The Break-Up Payment is (i) an actual and necessary cost and expense of preserving the Debtors’ estates, within the meaning of Bankruptcy Code section 503(b), (ii) of substantial benefit to the Debtors, their estates, their creditors, and other parties-in-interest, (iii) reasonable and appropriate considering, among other things, the size and nature of the proposed acquisition and the efforts that have been and will be expended by Cellco Partnership d/b/a Verizon Wireless (“Verizon Wireless”) and VZW Corp. in seeking to consummate the transactions contemplated by the Acquisition Agreement, and (iv) necessary to ensure that Verizon Wireless and VZW Corp. will continue to pursue the transactions contemplated by the Acquisition Agreement.

9. The Break-Up Payment is an integral part of the transactions contemplated by the Acquisition Agreement, and, in the absence of the Debtors’ obligations to make, and agreement to request administrative claim status for, such payment as specified in the Acquisition Agreement, Verizon Wireless and VZW Corp. would not have entered into the Acquisition Agreement. Accordingly, Verizon Wireless and VZW Corp. are unwilling to hold open their offer to pursue the proposed acquisition involving the Debtors and consummate the other transactions contemplated by the Acquisition Agreement unless they are assured of the Debtors’ ability, right, and obligation to pay the Break-Up Payment.

10. The Acquisition Agreement has been pursued by the Debtors in contemplation of their expected reorganization, and will facilitate the Debtors’ attempts to reorganize under Chapter 11 of the Bankruptcy Code.

NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

1. The Motion is GRANTED.

2. Any objections to the entry of this order or the relief granted herein and requested in the Motion that have not been withdrawn, waived or settled, and all reservations of rights included therein, hereby are denied and overruled on the merits with prejudice.

3. The Debtors are authorized to enter into the Acquisition Agreement and perform their obligations thereunder.

4. The Debtors are authorized to pay the Break-Up Payment in accordance with the terms of the Acquisition Agreement.

5. The Break-Up Payment (a) constitutes an administrative expense of the Debtors’ estates under Bankruptcy Code section 503(b) and 507(a)(1), with priority in any subsequent or superseding bankruptcy case (including any chapter 7 case), shall (b) be paid by the Debtors in the time and manner provided in the Acquisition Agreement without any further order of this Court, and (c) not be discharged, modified or otherwise affected by any plan of reorganization of any of the Debtors, any conversion of the case to Chapter 7, or any dismissal of the case.

6. Upon the closing under the Acquisition Agreement, the License Sale Cash Payment shall be paid to the FCC in accordance with the terms of the Global Resolution Agreement approved by this Court by order dated May 25, 2004 (the “GRA”), and any applicable Sharing Payment shall be paid to the FCC in accordance with the terms of the GRA, with such payments to be free and clear of any liens, claims, encumbrances, rights or interests of the Debtors and other parties in interest.

7. The failure specifically to include any particular provisions of the Acquisition Agreement in this order shall not diminish or impair the effectiveness of such provisions. Likewise, all of the provisions of this order are nonseverable and mutually dependent.

8. The terms and provisions of this order shall be binding in all respects upon the Debtors, their estates, their respective affiliates, successors, and assigns, and any trustee, responsible person, estate administrator, representative, or similar person subsequently appointed for or in connection with any of Debtors’ estates or affairs in these chapter 11 cases or in any subsequent case(s) under the Bankruptcy Code involving any of the Debtors.

9. Nothing contained in the reorganization plan confirmed for the Debtors in these cases or in any other order in these cases (including any order entered after any conversion of these cases to cases under Chapter 7 of the Bankruptcy Code) shall alter, conflict with or derogate from the provisions of the Acquisition Agreement, and the terms of this order, and, in the event of any inconsistency between such plan and this order, the terms of this order shall govern.

10. Nothing herein shall prescribe or constrain the FCC’s exercise of its regulatory authority.

11. This order shall be effective immediately, and not stayed pursuant to Bankruptcy Rule 5004(g) or any other applicable Bankruptcy Rule.

Dated:   White Plains, New York
______________, 2004

HONORABLE ADLAI S. HARDIN, Jr.
UNITED STATES BANKRUPTCY JUDGE

EXHIBIT E

FCC MATTERS OPINION

__________, 2005

Celico Partnership d/b/a Verizon Wireless
_____________, Vice President
& Jonathan Ratner, Esq., Associate General Counsel
180 Washington Valley Road
Bedminster, NJ 07921

Re: Acquisition Agreement (the “Agreement”) dated as of ____________, 2004, by and between Nextwave Telecom Inc. (“the Company”), Cellco Partnership d/b/a

Verizon Wireless (the “Parent”), and VZW Corp. (the “Acquiror”).

Ladies and Gentlemen:

We have acted as special federal communications regulatory counsel to the Company in connection with the negotiation, preparation and execution of the Agreement. This opinion is rendered to you pursuant to Section __ of the Agreement. Capitalized terms defined in the Agreement and used herein without definition shall have the meanings given such terms in the Agreement.

As special federal communications regulatory counsel to the Company, we address only matters within the jurisdiction of the Federal Communications Commission (“FCC”) under the Communications Act of 1434, as amended, and the rules, regulations, and published and publicly available orders and policies of the FCC (collectively, the “Communications Laws”) with respect to the FCC Licenses issued by the FCC to the Company’s License Subsidiaries as listed on Annex A hereto (the “FCC Licenses”). We express no opinion as to any other federal, state, or local laws, statutes, rules, or regulations including, but not limited to, bankruptcy laws, state or local public utility and other laws, regulations, rules or policies that may be applicable to the operations of the Company or to its PCS system. The opinions expressed herein do not address the effect, if any, of pending legislation or of proceedings before the FCC or any court to which the Company is not a party.

In connection with our rendering of this opinion, we have examined the Communications Laws, the Agreement, and the public records of the FCC that were made available to us as of [no earlier than 48 hours prior to close], 2005, as we have deemed appropriate. We have assumed the accuracy, completeness and authenticity of the public records of the FCC that we examined on [no earlier than 48 hours prior to close], 2004. We also have relied upon responses received from the FCC to our inquiries dated [no more than 10 business days prior to close], 2005 to Due Diligence Requests, Investigations and Hearing Division, Enforcement Bureau, FCC with respect to the existence of formal complaints, notices of apparent liability, hearings, investigations, petitions (other than with respect to specific applications), and other proceedings against the Company, and, as to factual matters, upon a certificate of an officer of Company. We have not made any independent review or investigation of factual or other matters for purposes of rendering this opinion. We have not conducted a field inspection or other technical or engineering evaluation of the PCS system or any other plant and facilities that have been constructed or may be operating pursuant to the FCC Licenses.

In rendering the opinions herein expressed, we have assumed, without further investigation: (i) the genuineness of all signatures on documents examined by us, (ii) the legal capacity of natural persons purporting to execute documents examined by us, (iii) the authenticity of all documents examined by us and represented to us as being originals, (iv) the conformity to original documents of all documents examined by us and represented to us as being certified, conformed or photostatic copies or facsimiles, (v) the authority of the Company to enter into and to perform its obligations under the Agreement, and (vi) that such Agreement constitutes a legal, valid and binding obligation of the Company.

All statements as to factual matters underlying the opinions set forth herein are based upon our knowledge as of the date hereof. All references herein to “our knowledge” mean the actual present knowledge of the attorneys in this firm who are actively engaged in substantive representation of the Company without any investigation or inquiry except as expressly described herein. No inference as to our knowledge of the existence or absence of any fact should be drawn from the fact of our representation of the Company.

Our opinions are limited strictly to the matters stated herein and no opinions may be inferred or are implied beyond the matters expressly stated herein. We have assumed no obligation to advise you with respect to any matters apart from the opinions specifically expressed herein.

Based upon our examination of the foregoing disclosures, documents, records and matters of law and subject to the qualifications, assumptions, limitations and exceptions set forth herein, we are of the opinion that:

1. The execution and delivery by the Company, and its performance in accordance with the terms of the Agreement does not violate any of the terms or provisions of, or constitute a default under, the Communications Laws or of the FCC Licenses, and, other than filing the requisite consummation notice with the FCC, no consent, approval, authorization, order or waiver of, or filing with, the FCC is required under the Communications Laws to be obtained or made by the Company, other than those that have been obtained and made under the Communications Laws, for the execution and delivery by the Company, and its performance in accordance with its terms of its obligations under the Agreement.

2. The Company’s License Subsidiaries hold the FCC Licenses it identified as holding in Annex A. The FCC Licenses are not subject to any conditions outside the ordinary course.

3. The FCC has granted its consents to the transfer of control of the License Subsidiaries to the Parent (the “FCC Consent”), (a) without any modification to the amount of the Purchase Price, (b) without any requirement that the Acquiror pay any amount to the FCC or any other party (other than the Section 3 Payment) and (c) without any other material adverse conditions that are generally applicable to holders of FCC licenses. The FCC Consent has been duly issued and is in effect. The time has expired during which a party in interest may timely seek administrative or judicial reconsideration or review of the FCC Consent, and within which the FCC may review or set aside the FCC Consent on its own motion. The FCC Consent includes and constitutes all necessary consents, approvals and authorizations required under the Communications Laws for the transfer of control of the License Subsidiaries to Parent pursuant to the Agreement.

4. To our knowledge, there is no complaint, notice of violation, notice of apparent liability or other administrative proceeding pending or threatened by or before the FCC against the Company, the License Subsidiaries, or the FCC Consent.

This opinion is being furnished to you subject to the qualifications, assumptions, limitations and exceptions expressed herein and may be relied upon by you only with respect to the specific matters that are the subject hereof. This opinion is rendered only to you and is solely for your benefit in connection with the transactions expressly addressed herein, and may not be copied, delivered to, or relied upon by anyone other than you, or by you with respect to any other transactions or for any other purpose, without the express written consent of this firm.

This opinion is rendered as of the date hereof and we undertake no responsibility to advise you of any changes which might occur after the date hereof.

Very truly yours,

Call Sign	BTA Name	BTA #	Block	MHz	Frequencies	License Grant Date	License Expiration Date	ULS File # for 5 YR Construction Notification	Date 5 YR Construction Notification Granted	Licensee
KNLH221	Atlantic City, NJ	25	F	10	1890-1895; 1970-1975	6/27/1997	6/27/2007	0000955023	4/21/2003	NPPI
KNLF652	Baltimore, MD	29	C	20	1895-1905; 1975-1985	1/3/1997	1/3/2007	0000753736	4/21/2003	NPCI
KNLF646	Boston, MA	51	C	20	1895-1905; 1975-1985	1/3/1997	1/3/2007	0000753594	4/21/2003	NPCI
KNLH215	Columbia, SC	91	F	10	1890-1895; 1970-1975	4/28/1997	4/28/2007	0000963163	4/21/2003	NPPI
KNLH216	Corpus Christi, TX	99	F	10	1890-1895; 1970-1975	4/28/1997	4/28/2007	0000912797	4/21/2003	NPPI
KNLH219	Daytona Beach, FL	107	F	10	1890-1895; 1970-1975	4/28/1997	4/28/2007	0000968515	4/21/2003	NPPI
KNLF802	Denver, CO	110	C	10	1895-1900; 1975-1980	1/3/1997	1/3/2007	0000790507	4/21/2003	NPCI
KNLH202	Detroit, MI	112	D	10	1865-1870; 1945-1950	4/28/1997	4/28/2007	0000774222	4/21/2003	NPPI
KNLH224	Dover, DE	116	F	10	1890-1895; 1970-1975	6/27/1997	6/27/2007	0000936586	4/21/2003	NPPI
KNLH230	El Centro-Calexico, CA	124	D	10	1865-1870; 1945-1950	4/28/1997	4/28/2007	0000756300	4/21/2003	NPPI
KNLH211	Greenville - Spartanburg, SC	177	F	10	1890-1895; 1970-1975	4/28/1997	4/28/2007	0000955028	4/21/2003	NPPI
KNLH225	Janesville-Beloit, WI	216	F	10	1890-1895; 1970-1975	4/28/1997	4/28/2007	0000912261	4/21/2003	NPPI
KNLF645	Los Angeles, CA	262	C	10	1900-1905; 1980-1985	1/3/1997	1/3/2007	0000753783	4/21/2003	NPCI
KNLH214	Madison, WI	272	E	10	1885-1890; 1965-1970	4/28/1997	4/28/2007	0000791568	4/21/2003	NPPI
KNLF644	New York, NY	321	C	20	1900-1910; 1980-1990	1/3/1997	1/3/2007	0000773257	4/21/2003	NPCI
KNLH226	Ocala, FL	326	F	10	1890-1895; 1970-1975	4/28/1997	4/28/2007	0000955025	4/21/2003	NPPI
KNLH201	Philadelphia, PA-Wilmington, DE-Trenton, NJ	346	F	10	1890-1895; 1970-1975	6/27/1997	6/27/2007	0000902501	4/21/2003	NPPI
KNLH228	Pittsfield, MA	351	D	10	1865-1870; 1945-1950	6/27/1997	6/27/2007	0000852881	4/21/2003	NPPI
KNLF812	Portland, OR	358	C	10	1900-1905; 1980-1985	1/3/1997	1/3/2007	0000753708	4/21/2003	NPCI
KNLH223	Provo-Orem, UT	365	F	10	1890-1895; 1970-1975	4/28/1997	4/28/2007	0000912267	4/21/2003	NPPI
KNLH212	Springfield-Holyoke, MA	427	E	10	1885-1890; 1965-1970	6/27/1997	6/27/2007	0000772113	4/21/2003	NPPI
KNLH210	Tulsa, OK	448	F	10	1890-1895; 1970-1975	4/28/1997	4/28/2007	0000963112	4/21/2003	NPPI
KNLF647	Washington, DC	461	C	20	1895-1905; 1975-1985	1/3/1997	1/3/2007	0000753709	4/21/2003	NPCI